Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of

August 23, 2022,

among

NORTHROP GRUMMAN CORPORATION,

NORTHROP GRUMMAN SYSTEMS CORPORATION,

The LENDERS Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

WELLS FARGO SECURITIES, LLC,

JPMORGAN CHASE BANK, N.A.

and

MIZUHO BANK, LTD.,

as Joint Lead Arrangers and Joint Bookrunners

WELLS FARGO BANK, NATIONAL ASSOCIATION

and

MIZUHO BANK, LTD.,

as Syndication Agents

i

SECTION 3.05.	Properties	62
SECTION 3.06.	Litigation and Environmental Matters	62
SECTION 3.07.	Investment and Holding Company Status	63
SECTION 3.08.	Taxes	63
SECTION 3.09.	ERISA	63
SECTION 3.10.	Disclosure	63
SECTION 3.11.	Use of Proceeds	63
SECTION 3.12.	Margin Stock	64
SECTION 3.13.	Anti-Corruption Laws and Sanctions	64

ARTICLE IV
Conditions

SECTION 4.01.	Effective Date	64
SECTION 4.02.	Each Credit Event	65

ARTICLE V
Affirmative Covenants

SECTION 5.01.	Financial Statements and Other Information	66
SECTION 5.02.	Notices of Default	67
SECTION 5.03.	Existence; Conduct of Business	67
SECTION 5.04.	Payment of Taxes	67
SECTION 5.05.	Insurance	68
SECTION 5.06.	Inspection Rights	68
SECTION 5.07.	Compliance with Laws	68

ARTICLE VI
Negative Covenants

SECTION 6.01.	Liens	68
SECTION 6.02.	Fundamental Changes	71
SECTION 6.03.	Consolidated Debt to Capitalization Ratio	72
SECTION 6.04.	Use of Proceeds	72

ARTICLE VII
Events of Default

ARTICLE VIII
The Administrative Agent

ARTICLE IX
Guarantee

SECTION 9.01.	Guarantee	80
SECTION 9.02.	Release of Guarantee	81

ii

SCHEDULES:

Schedule 2.01	–	Commitments
Schedule 2.05	–	LC Commitments

ANNEXES:
Annex I	–	Pricing Categories

EXHIBITS:
Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Borrowing Request
Exhibit C	–	Form of Confidentiality Agreement
Exhibit D	–	Form of Interest Election Request
Exhibit E	–	Form of Letter of Credit Application
Exhibit F-1	–	Form of US Tax Certificate (For Foreign Lenders that are not Partnerships for US Federal Income Tax Purposes)
Exhibit F-2	–	Form of US Tax Certificate (For Foreign Lenders that are Partnerships for US Federal Income Tax Purposes)
Exhibit F-3	–	Form of US Tax Certificate (For Foreign Participants that are not Partnerships for US Federal Income Tax Purposes)
Exhibit F-4	–	Form of US Tax Certificate (For Foreign Participants that are Partnerships for US Federal Income Tax Purposes)

iii

CREDIT AGREEMENT dated as of August 23, 2022, among NORTHROP GRUMMAN CORPORATION, a Delaware corporation, as Borrower; NORTHROP GRUMMAN SYSTEMS CORPORATION, a Delaware corporation, as Guarantor; the LENDERS party hereto; and JPMORGAN CHASE BANK, N.A., as Administrative Agent and an Issuing Bank.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders and the Issuing Banks make extensions of credit to the Borrower in an aggregate principal amount not exceeding $2,500,000,000 at any time outstanding; and

WHEREAS, the Lenders and the Issuing Banks have agreed to make such extensions of credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the above premises and the agreements, provisions and covenants contained herein, the Borrower, the Guarantor, each Lender, each Issuing Bank and the Administrative Agent agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR Borrowing” means any Borrowing comprised of ABR Loans.

“ABR Loan” means any Loan that bears interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any transaction, or any series of related transactions, by which the Borrower or any of its Subsidiaries (a) acquires assets comprising all or substantially all of the assets of any Person or all or substantially all of the assets of a division, business or operating unit or product line of any Person or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (by percentage of voting power) of the Equity Interests in any Person that have ordinary voting power for the election of directors (or persons exercising comparable authority) (other than Equity Interests having such power only by reason of the happening of a contingency).

“Acquisition Indebtedness” means any Indebtedness of the Borrower or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, an Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Persons or assets to be acquired); provided that either (a) the release of the proceeds thereof to the Borrower and the Subsidiaries is contingent upon the substantially simultaneous consummation of such Acquisition (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition, or if such Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness, then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Borrower and the Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or a similar provision), or such definitive documentation permits such Indebtedness to be redeemed or prepaid, if such Acquisition is not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition or such Acquisition is otherwise not consummated by the date so specified, such Indebtedness is redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be).

“Additional Commitment Lender” has the meaning assigned to such term in Section 2.20(c).

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than zero, such rate shall be deemed to be zero.

“Adjusted Term SOFR” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined shall be less than zero, such rate shall be deemed to be zero.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder, or any successor thereto appointed in accordance with Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement (including the Schedules and Exhibits hereto), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning assigned to such term in Section 10.14(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1.00% per annum and (c) the Adjusted Term SOFR for a one-month Interest Period as published two US Government Securities Business Days prior to such day (or if such day is not a US Government Securities Business Day, the immediately preceding US Government Securities Business Day) plus 1.00% per annum. For purposes of clause (c) above, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00%.

“Ancillary Document” has the meaning assigned to such term in Section 10.06(b).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act 2010, in each case, as amended, and other similar laws, rules and regulations of the United States, the United Kingdom, the European Union and any European Union member state that are applicable to the Borrower or any Subsidiary from time to time concerning or relating to bribery or corruption.

“Applicable Creditor” has the meaning assigned to such term in Section 10.14(b).

“Applicable LC Participation Fee Rate” means, at any time, (a) in the case of any Financial Letter of Credit, the Applicable Rate that would be in effect at such time with respect to Term SOFR Loans and (b) in the case of any Performance Letter of Credit, 75% of the Applicable LC Participation Fee Rate that would be in effect under clause (a) above for a Financial Letter of Credit.

“Applicable Percentage” means, at any time with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment at such time. If all the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” has the meaning assigned to such term in Annex I.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender, and which has the operational capability to administer revolving credits of the type contemplated by this Agreement, or which has an arrangement with the related Lender for the performance of its obligations hereunder.

“Arranger” means Wells Fargo Securities, LLC, JPMorgan and Mizuho Bank, Ltd., in their capacities as the joint lead arrangers and joint bookrunners for the credit facility established hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(b)(iv).

“Backstopped Letter of Credit” has the meaning assigned to such term in Section 2.05(c).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Benchmark” means, initially, the Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(b).

“Benchmark Replacement” means, for any Available Tenor, the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for US Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement determined as set forth above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for US Dollar-denominated syndicated credit facilities at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “US Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent determines in its reasonable discretion, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of the applicable Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines in its reasonable discretion, in consultation with the Borrower, that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion, in consultation with the Borrower, that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent determines in its reasonable discretion, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder in accordance with Section 2.13(b) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder in accordance with Section 2.13(b).

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Northrop Grumman Corporation, a Delaware corporation, and its successors and permitted assigns.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03, which, if in writing, shall be in the form of Exhibit B or any other form approved by the Administrative Agent and the Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Term SOFR Loan or a Daily Simple SOFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans, or any other dealings in respect of any Loans referencing the Adjusted Term SOFR or the Adjusted Daily Simple SOFR, the term “Business Day” shall also exclude any day that is not a US Government Securities Business Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (subject to Section 1.04), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (subject to Section 1.04).

“Capital Markets Debt” means, as of any date of determination, indebtedness for borrowed money or evidenced by bonds, notes, debentures or similar instruments existing as of such date (other than any such Indebtedness created under the Loan Documents), in an aggregate principal amount exceeding $500,000,000, that is owed to financial institutions or institutional investors.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof, but excluding (i) any employee benefit plan of the Borrower or any Subsidiary and any Person acting as the trustee, agent or other fiduciary or administrator therefor and (ii) any underwriter in connection with any offering of Equity Interests) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not Continuing Directors.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, whether enacted, adopted, promulgated or issued before or after the date of this Agreement.

“Charges” has the meaning assigned to such term in Section 10.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the documentation referred to in Section 2.08(d) pursuant to which such Lender shall have assumed or extended its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments as of the Effective Date is $2,500,000,000.

“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

“Competitive Bid Rate” means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

“Competitive Bid Request” means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

“Competitive Loan” means a Loan made pursuant to Section 2.04.

“Confidentiality Agreement” means a confidentiality agreement in the form of Exhibit C.

“Consolidated Assets” means, at any time, the total assets of the Borrower and the Subsidiaries at such time, as determined on a consolidated basis in accordance with GAAP.

“Consolidated Debt” means, as of any date of determination and without duplication, all indebtedness for borrowed money and Capital Lease Obligations reported as indebtedness on the consolidated statement of financial position of the Borrower and its Subsidiaries prepared as of such date of determination, plus all indebtedness for borrowed money and Capital Lease Obligations incurred by third parties and guaranteed by the Borrower or a Subsidiary not otherwise reported as indebtedness on such consolidated statement of financial position; provided that, for purposes of determining Consolidated Debt, at any time after the definitive agreement for any Acquisition in which the aggregate consideration payable by the Borrower and its Subsidiaries has a fair value of $100,000,000 or more shall have been executed, any Acquisition Indebtedness with respect to such Acquisition shall, unless such Acquisition shall have been consummated, be disregarded.

“Consolidated Net Tangible Assets” means, at any time, the Consolidated Assets at such time, after deducting therefrom (a) all current liabilities at such time, except for (i) notes and loans payable, (ii) current maturities of long-term debt, (iii) current maturities of obligations under capital leases and (iv) deferred income taxes, and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expenses and other like intangibles at such time, in each case, of the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

“Continuing Director” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Effective Date or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election, in each case either by specific vote or by approval of a proxy statement issued by the Borrower on behalf of its entire board of directors in which such individual is named as a nominee for director.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has a correlative meaning thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five US Government Securities Business Days prior to (a) if such SOFR Rate Day is a US Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a US Government Securities Business Day, the US Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR.

“Daily Simple SOFR Borrowing” means any Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or (iii) to pay to any Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Lender Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, the Borrower or an Issuing Bank made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent and, if the request has been made by it, the Borrower or the applicable Issuing Bank of such certification, which shall be in form and substance reasonably satisfactory to the Administrative Agent and, if the request has been made by it, the Borrower or the applicable Issuing Bank, (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event, or (e) has become the subject of a Bail-In Action.

“Designated Foreign Currency” means any foreign currency that is freely traded and exchangeable into US Dollars.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of any Person described in clause (a) above or (c) any entity established in an EEA Member Country that is a subsidiary of any Person described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions precedent set forth in Section 4.01 shall be satisfied or waived, which date is acknowledged to be August 23, 2022.

“Electronic Signature” means an electronic signature, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, prior to the date of such conversion, Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Group” means the Borrower and (a) all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code and (b) any entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or the Guarantor hereunder: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or the jurisdiction that is a member of a supra-national body imposing such Tax or any political subdivision of the jurisdiction imposing such Tax) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, US Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b) or 10.02(c)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any US Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement dated as of August 17, 2018, as amended by that certain Extension and Amendment Agreement dated as of October 17, 2019, among the Borrower, the Guarantor, the lenders party thereto and JPMorgan, as administrative agent.

“Existing Credit Agreement Refinancing” means the payment in full of all principal, interest, fees and other amounts due or outstanding under the Existing Credit Agreement and the termination of all commitments thereunder and discharge or release of the guarantee thereunder.

“Existing Letter of Credit” means any letter of credit that is issued by any Issuing Bank for the account of the Borrower or any Subsidiary and, subject to compliance with the requirements set forth in Section 2.05 as to the maximum LC Exposure and expiration of Letters of Credit, is designated as an Existing Letter of Credit by written notice thereof by the Borrower and such Issuing Bank to the Administrative Agent (which notice shall contain a representation and warranty by the Borrower as of the date thereof that the conditions precedent set forth in Sections 4.02(a) and 4.02(b) shall be satisfied immediately after giving effect to such designation).

“Existing Maturity Date” has the meaning assigned to such term in Section 2.20(a).

“Extending Lender” has the meaning assigned to such term in Section 2.20(b).

“Extension Date” has the meaning assigned to such term in Section 2.20(d).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements in respect thereof (and any legislation, regulations or other official guidance pursuant to, or in respect of, such intergovernmental agreements).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Financial Letter of Credit” means a Letter of Credit that is not a Performance Letter of Credit.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Borrower.

“Fixed Rate” means, with respect to any Competitive Loan (other than a Term SOFR Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

“Fixed Rate Loan” means a Competitive Loan bearing interest at a Fixed Rate.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR or the Adjusted Daily Simple SOFR is zero.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Funded Debt” means any indebtedness for borrowed money (other than such indebtedness under this Agreement) of the Borrower and/or one or more of its Restricted Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with Section 1.04.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision of any thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantor” means Northrop Grumman Systems Corporation, a Delaware corporation and a direct wholly owned subsidiary of the Borrower, and its permitted successors.

“Hazardous Material” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Increase Effective Date” has the meaning assigned to such term in Section 2.08(d).

“Increasing Lender” has the meaning assigned to such term in Section 2.08(d).

“Indebtedness” means, with respect to any Person, indebtedness for borrowed money and Capital Lease Obligations reported as indebtedness on the consolidated statement of financial position of such Person and its consolidated subsidiaries, plus all indebtedness for borrowed money and Capital Lease Obligations incurred by third parties and guaranteed by such Person or any of its consolidated subsidiaries not otherwise reported as indebtedness on such consolidated statement of financial position.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.03(b).

“Initial Revolving Borrowing” has the meaning assigned to such term in Section 2.08(d).

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07, which shall be in the form of Exhibit D or any other form approved by the Administrative Agent and the Borrower.

“Interest Payment Date” means (a) with respect to any ABR Loan or Daily Simple SOFR Loan, the last day of each March, June, September and December, (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days’ duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

“Interest Period” means (a) with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, or any other period agreed to by the Borrower and each applicable Lender, as the Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the preceding Business Day, (ii) any Interest Period pertaining to a Term SOFR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.13(b) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means Wells Fargo Bank, National Association, JPMorgan, Mizuho Bank, Ltd. and each other Person that shall have become an Issuing Bank hereunder as provided in Section 2.05(i), in each case in its capacity as an issuer of Letters of Credit hereunder (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(j)). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates (provided that the identity and creditworthiness of the Affiliate is reasonably acceptable to the Borrower), in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).

“Issuing Bank Agreement” has the meaning assigned to such term in Section 2.05(i).

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“Judgment Currency” has the meaning assigned to such term in Section 10.14(b).

“LC Commitment” means, with respect to each Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank. The amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.05, or in such Issuing Bank’s Issuing Bank Agreement or, in each case, is such other maximum amount as may have been agreed in writing (and notified in writing to the Administrative Agent) by such Issuing Bank and the Borrower.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exchange Rate” means, on any day, with respect to US Dollars in relation to any Designated Foreign Currency, the rate at which US Dollars may be exchanged into such currency, as set forth at approximately 12:00 noon, New York City time, on such day on the applicable Reuters World Currency Page. In the event that any such rate does not appear on the applicable Reuters World Currency Page, the LC Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such LC Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent, at or about 11:00 a.m., London time, on such date for the purchase of such Designated Foreign Currency with US Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“LC Exposure” means, at any time, the sum of (a) the aggregate of the US Dollar Equivalents of the undrawn amounts of all outstanding Letters of Credit at such time plus (b) the aggregate of the US Dollar Equivalents of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time (determined as provided in Section 2.05 as of the applicable LC Participation Calculation Dates in the case of LC Disbursements in respect of which the Borrower’s reimbursement obligations have been converted to US Dollar amounts in accordance with such Section). The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.19(a)(iii) of the LC Exposure of Defaulting Lenders in effect at such time.

“LC Participation Calculation Date” means, with respect to any LC Disbursement or any refund of a reimbursement payment made by any Issuing Bank to the Borrower, in each case, in a currency other than US Dollars (a) the date on which the applicable Issuing Bank shall advise the Administrative Agent that it purchased with US Dollars the currency used to make such LC Disbursement or refund, or (b) if such Issuing Bank shall not advise the Administrative Agent that it made such a purchase, the date on which such LC Disbursement or refund is made.

“Lender Notice Date” has the meaning assigned to such term in Section 2.20(b).

“Lender Party” means each of the Administrative Agent, the Issuing Banks and the Lenders.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption in compliance with Section 10.04 or the documentation referred to in Section 2.08(d), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means each Existing Letter of Credit and any other letter of credit issued pursuant to this Agreement, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 10.05.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“Loan Documents” means this Agreement and, other than for purposes of Section 10.02, any Issuing Bank Agreement, any agreement between the Borrower and any Issuing Bank regarding such Issuing Bank’s LC Commitment and each promissory note executed and delivered by the Borrower under Section 2.09(e) (if any).

“Loan Parties” means the Borrower and the Guarantor (but, in the case of the Guarantor, only for so long as the Guarantor has not been released from the guarantee contained in Section 9.01 pursuant to Section 9.02 or Section 10.14).

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, and for the avoidance of doubt, includes Competitive Loans.

“Margin” means, with respect to any Term SOFR Competitive Loan, the marginal rate of interest, if any, to be added to or subtracted from the Adjusted Term SOFR to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

“Margin Stock” has the meaning ascribed to such term in Regulation U issued by the Board of Governors.

“Material Adverse Effect” means a material adverse effect (a) on the ability of the Loan Parties to perform their obligations under this Agreement, (b) on the validity or enforceability of this Agreement against the Loan Parties or (c) on the rights and remedies of the Lenders and the Administrative Agent under this Agreement, taken as a whole.

“Maturity Date” means August 23, 2027, as such date may be extended by any or all Lenders pursuant to Section 2.20 or otherwise. In the event of any such extension by some, but less than all, Lenders, resulting in two or more Maturity Dates for different groups of Lenders, references herein to the Maturity Date shall be construed to refer to the applicable Maturity Date for each relevant group of Lenders.

“Maximum Rate” has the meaning assigned to such term in Section 10.13.

“MNPI” means material information concerning the Borrower and the Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Lender” has the meaning assigned to such term in Section 10.02(c).

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning assigned to such term in Section 2.20(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided that if the NYFRB Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means (a) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, (b) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under this Agreement.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or the Guarantor hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax or the jurisdiction that is a member of a supra-national body imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any promissory note delivered pursuant to Section 2.09(e), or sold or assigned an interest in any Loan or this Agreement or any promissory note delivered pursuant to Section 2.09(e)).

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b) or 10.02(c)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by US-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding business day by the NYFRB as an Overnight Bank Funding Rate.

“Participant” has the meaning assigned to such term in Section 10.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 10.04(c)(i).

“Payment” has the meaning assigned to such term in Article VIII.

“Payment Notice” has the meaning assigned to such term in Article VIII.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Performance Letter of Credit” means a Letter of Credit that constitutes a “performance-based standby letter of credit” as defined in 12 CFR Pt. 3, App. A.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet overdue by more than 60 days, or remain payable without penalty, or are being contested in good faith and by proper proceedings;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction contractors’, landlords’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days (or, if such obligations are more than 60 days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Liens) or are being contested in good faith and by proper proceedings;

(c) Liens incurred (i) in compliance with workers’ compensation, unemployment insurance or premiums related thereto and other social security laws, pension obligations, vacation pay, health, disability or other employee benefits and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary supporting obligations of the type set forth in clause (i) above;

(d) Liens incurred (i) to secure the performance of bids, tenders, trade contracts, governmental contracts, leases, statutory obligations (other than any obligation imposed pursuant to Section 430(k) of the Code or Sections 303(k) or 4068 of ERISA), surety, stay, customs and appeal bonds, performance and return-of-money bonds, completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary supporting obligations of the type set forth in clause (i) above;

(e) (i) Liens securing judgments, awards, attachments and decrees that do not constitute an Event of Default under clause (k) of Article VII and (ii) any pledge and/or deposit securing any settlement of litigation;

(f) Liens consisting of easements, rights-of-way, covenants, licenses, agreements, declarations, restrictions, defects, encroachments, and other similar rights with respect to real property, and any leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, access agreements and any other similar agreements, whether or not of record, affecting any real property, that do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole, and any minor defects or irregularities in title;

(g) (i) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property or the structures thereon and (ii) the rights of any Governmental Authority or public utility company to construct and/or maintain lines, pipes, wires, cables, poles, conduits and distribution boxes and equipment in, over, under, and/or upon any portion of any real property;

(h) ground leases in respect of real property on which facilities owned or leased by the Borrower or any Subsidiary are located;

(i) Liens encumbering initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business;

(j) Liens of a collection bank (including those arising under Section 4-208 of the Uniform Commercial Code on the items in the course of collection);

(k) (i) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding (x) operating leases or (y) any sale of accounts receivable (or a similar asset), provided, in the case of this clause (y), that such Liens shall not apply to any assets of the Borrower or any of its Restricted Subsidiaries other than accounts receivable (or similar assets) and related assets, (ii) Liens arising by virtue of precautionary Uniform Commercial Code financing statements (or similar filings under applicable law), including Liens relating to consignment or bailee arrangements, and (iii) Liens arising from equipment or other materials which are not owned by the Borrower or any Subsidiary located on the premises of the Borrower or any Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business;

(l) deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any Subsidiary to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business;

(m) Liens consisting of (i) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under any lease, license or similar arrangement permitted hereunder, (ii) any landlord lien permitted by the terms of any lease, or assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease, (iii) any restriction or encumbrance to which the interest or title of such lessor, sub-lessor, licensor or sub-licensor may be subject or (iv) any subordination of the interest of the lessee, sub-lessee, licensee or sub-licensee under such lease, license or similar arrangement to any restriction or encumbrance referred to in the preceding clause (iii);

(n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o) Liens on specific items of inventory or other goods and proceeds thereof securing obligations in respect of documentary letters of credit issued to facilitate the purchase, shipment or storage of such inventory or such other goods;

(p) Liens that are contractual rights of set-off;

(q) (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods and bailment arrangements entered into in the ordinary course of business (excluding any general inventory financing) and (ii) Liens arising by operation of law under Article 2 of the Uniform Commercial Code (and any similar provision of any other requirement of law) in favor of a seller or buyer of goods;

(r) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with securities intermediaries; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Subsidiary in excess of those required by applicable banking regulations; and

(s) trustees’ Liens granted pursuant to any indenture governing any Indebtedness not otherwise prohibited by this Agreement in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse such trustee of its expenses and to indemnify such trustee under the terms of such indenture;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than any Lien securing letters of credit, bank guarantees or similar instruments referred to in clause (c), (d) or (o) above.

“Permitted Receivables Program” means any receivables securitization program pursuant to which the Borrower or any of the Subsidiaries sells accounts receivable and related assets to any special purpose entity established for purposes of such program in a “true sale” transaction; provided that the aggregate principal amount of Receivables Program Debt in respect of all Permitted Receivables Programs shall not exceed $750,000,000 at any time outstanding.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means, at any time, an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group.

“Plan Asset Regulations” means of 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proposed Change” has the meaning assigned to such term in Section 10.02(c).

“PTE” means a prohibited transaction class exemption issued by the US Department of Labor, as any such exemption may be amended from time to time.

“Receivables Program Debt” means, at any time, in respect of any Permitted Receivables Program, the amount of proceeds from accounts receivables sold pursuant to such Permitted Receivables Program that would be required to be distributed to pay principal of any loans or securities held by investors in such Permitted Receivables Program to satisfy the entire principal amount thereof if such Permitted Receivables Program were to be terminated at such time.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR, 5:00 a.m., Chicago time, on the day that is two US Government Securities Business Days preceding the date of such setting, and (b) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 10.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, members, partners, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors and/or the NYFRB, or a committee officially endorsed or convened by the Board of Governors or the NYFRB or, in each case, any successor thereto.

“Representatives” has the meaning assigned to such term in Section 10.12.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, chief financial officer, treasurer or general counsel of the Borrower, in each case from time to time (as of the date of this Agreement, Kathy J. Warden, David F. Keffer, Todd B. Ernst or Sheila C. Cheston).

“Restricted Subsidiary” means each Subsidiary other than an Unrestricted Subsidiary.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Sections 2.01 and 2.03.

“Sanctioned Country” means, at any time, a country, region or territory that at such time is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United

Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person that is owned (in the case of the term “Sanctioned Person” as used in reference to the Borrower, to the knowledge of the Borrower) or controlled by any such Person or Persons described in the foregoing clause (a).

“Sanctions” means all economic or financial sanctions (but not, for the avoidance of doubt, fees, penalties, forfeitures and similar consequences) or trade embargoes similar to those administered by the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State imposed, administered or enforced from time to time by (a) the US government or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom. It is understood that the term Sanctions does not include debarment or suspension from contracting with the US government, whether pursuant to Federal Acquisition Regulation subpart 9.4 or otherwise.

“Securities Act” means the United States Securities Act of 1933.

“Shareholders’ Equity” means, at any time, the consolidated shareholders’ equity of the Borrower that would be reported as total shareholders’ equity on a consolidated statement of financial position of the Borrower prepared as of such time; provided that, for purposes of calculating Shareholders’ Equity, (a) any accumulated other comprehensive income or loss, in each case as reflected on the consolidated statement of financial position of the Borrower in accordance with GAAP, shall be excluded, (b) a decrease of $5,897,000,000 to the retained earnings resulting from the change in accounting method related to the recognition of actuarial gains and losses for the pension and other postretirement benefit plans of the Borrower and its Subsidiaries, adopted for the fiscal year ended December 31, 2018, shall be disregarded (and the amount of Shareholders’ Equity shall be calculated as if such decrease had not occurred), (c) the cumulative amount of mark-to-market pension and other postretirement benefit or expense, in each case as reflected on the consolidated statements of earnings and comprehensive income, net of related tax effects, beginning with the fiscal year ending December 31, 2019, shall be excluded and (d) any non-cash asset impairments in an amount of up to $1,250,000,000 for the period from the Effective Date to the Maturity Date shall be excluded.

“Significant Subsidiary” means, as of each determination date, each Subsidiary with a book value of total assets, net of depreciation and amortization and after intercompany eliminations, in excess of $500,000,000.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Subsequent Revolving Borrowings” has the meaning assigned to such term in Section 2.08(d).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or any of its subsidiaries, or a combination thereof.

“Subsidiary” means any subsidiary of the Borrower.

“Syndication Agents” means Wells Fargo Bank, National Association and Mizuho Bank, Ltd., in their capacity as syndication agents hereunder.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two US Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” means any Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a US Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding US Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding US Government Securities Business Day is not more than five US Government Securities Business Days prior to such Term SOFR Determination Day.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement, the borrowing of Loans and the issuance of Letters of Credit.

“Treasury Regulation” means any United States Treasury regulation, in effect from time to time, promulgated under the Code.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate), the Adjusted Daily Simple SOFR (if applicable pursuant to Section 2.13), the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, a Fixed Rate.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan using the actuarial assumptions applied in the Plan’s most recent valuation for purposes of complying with ASC Topic 715-30, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or an appointed trustee under of Title IV of ERISA.

“Unrestricted Subsidiary” means any Subsidiary designated as such pursuant to and in compliance with Section 1.06 and not thereafter redesignated as a Restricted Subsidiary pursuant to such Section; provided that no Significant Subsidiary, and no Subsidiary that owns any Equity Interests of any Restricted Subsidiary, shall be an Unrestricted Subsidiary.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any currency other than US Dollars, the equivalent in US Dollars of such amount, determined by the Administrative Agent using the LC Exchange Rate with respect to such currency in effect for such amount on such date. The US Dollar Equivalent at any time of the amount of any Letter of Credit or LC Disbursement denominated in any currency other than US Dollars shall be the amount most recently determined as provided in Section 1.05.

“US Dollars” or “$” means the lawful money of the United States of America.

“US Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“US Tax Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(D)(2).

“USA PATRIOT Act” means the USA PATRIOT Improvement and Reauthorization Act, Title III of Pub. L. 109-177 (signed into law March 9, 2009, as amended from time to time).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and any other Loan Document), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits, Schedules and Annexes shall be construed to refer to Articles and Sections of, and Exhibits, Schedules and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything to the contrary set forth herein, for purposes of this Agreement (other than Sections 3.04(a), 5.01(a) and 5.01(b)) all terms of an accounting or financial nature shall be construed, and all computations of amounts referred to herein shall be made, without giving effect to (i) any change in accounting for leases pursuant to GAAP resulting from the adoption by the Borrower of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capitalized asset with a corresponding lease liability where such lease (or similar arrangement) would not have been required to be so treated prior to the adoption by the Borrower of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), (ii) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (iii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 1.05. Currency Translation. The Administrative Agent shall determine the US Dollar Equivalent of any Letter of Credit denominated in a Designated Foreign Currency as of the date of issuance thereof and on the first Business Day of each calendar month on which such Letter of Credit is outstanding, in each case using the LC Exchange Rate for the applicable currency in effect on the date of determination, and each such amount shall be the US Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this paragraph. The Administrative Agent shall in addition determine the US Dollar Equivalent of any Letter of Credit denominated in any Designated Foreign Currency as provided in Section 2.05. The Administrative Agent shall notify the Borrower and the applicable Issuing Bank of each calculation of the US Dollar Equivalent of each Letter of Credit and LC Disbursement.

SECTION 1.06. Unrestricted Subsidiaries. The Borrower may, at any time and from time to time, designate any Subsidiary (other than any Significant Subsidiary or any Subsidiary that shall own any Equity Interests of any Restricted Subsidiary) as an Unrestricted Subsidiary by delivery of a written notice of such designation to the Administrative Agent; provided that (a) no Default shall exist at the time of any such designation and (b) immediately after giving effect to such designation, the aggregate combined assets of all Unrestricted Subsidiaries (including any Indebtedness of the Borrower or any Restricted Subsidiary owed to any Unrestricted Subsidiary) shall not exceed 15% of Consolidated Assets. The Borrower may, at any time and from time to time, designate any Unrestricted Subsidiary as a Restricted Subsidiary by delivery of written notice of such designation to the Administrative Agent. If, as of the end of any fiscal quarter or fiscal year, the aggregate combined assets of all Unrestricted Subsidiaries (including any Indebtedness of the Borrower or any Restricted Subsidiary owed to any Unrestricted Subsidiary) shall exceed 15% of Consolidated Assets, then the Borrower shall, not later than 30 days after the delivery of the certificate referred to in Section 5.01(c) with respect to such fiscal quarter or fiscal year, eliminate such excess by designating one or more Unrestricted Subsidiaries as Restricted Subsidiaries.

SECTION 1.07. Interest Rates; Benchmark Notifications. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related Persons may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower (it being understood that the transactions under this Agreement shall be subject to the other terms of this Agreement). The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.08. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDITS

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in US Dollars in an aggregate principal amount that will not result (after giving effect to the application of proceeds of such Loans to prepay or repay any other Loans) in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Term SOFR Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) in exercising such option, such Lender shall use commercially reasonable efforts to minimize increased costs to the Borrower resulting therefrom and (iii) any such domestic or foreign branch or Affiliate of such Lender shall not be entitled to any greater indemnification under Section 2.14 or 2.16 with respect to such Loan than that to which such Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Loan was made).

(c) At the commencement of each Interest Period for any Term SOFR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $25,000,000; provided that (i) a Term SOFR Revolving Borrowing that results from a continuation of an outstanding Term SOFR Revolving Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing and (ii) a Term SOFR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. At the time that each ABR Revolving Borrowing and, if applicable pursuant to Section 2.13, Daily Simple SOFR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $25,000,000;

provided that any such Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $25,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Term SOFR Revolving Borrowings and Daily Simple SOFR Revolving Borrowing outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the latest Maturity Date under this Agreement.

SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request (a) in the case of a Term SOFR Borrowing, not later than 12:00 noon, New York City time, three US Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the Business Day of the proposed Borrowing and (c) if applicable pursuant to Section 2.13, in the case of a Daily Simple SOFR Borrowing, not later than 12:00 noon, New York City time, three US Government Securities Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be made by delivery to the Administrative Agent of a written Borrowing Request signed by the Borrower (or by telephone if confirmed promptly by such delivery of a written Borrowing Request). Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) the Type of such Borrowing;

(iv) in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the account of the Borrower to which funds are to be disbursed or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request, in the case of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time, four US Government Securities Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) five Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such Competitive Bid Request shall be made by delivery to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower (or by telephone if confirmed promptly by such delivery of a written Competitive Bid request). Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate principal amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a Term SOFR Borrowing or a Fixed Rate Borrowing;

(iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by email or other permitted electronic communication, inviting the Lenders to submit Competitive Bids.

(b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by email or other permitted electronic communication, in the case of a Term SOFR Competitive Borrowing, not later than 10:00 a.m., New York City time, three US Government Securities Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender of such rejection as promptly as practicable. A Lender may submit multiple bids to the Administrative Agent. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof. Subject to Section 2.13, a Competitive Bid submitted by a Lender shall be irrevocable.

(c) The Administrative Agent shall promptly notify the Borrower by email of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

(d) Subject only to the provisions of this paragraph, the Borrower may in its discretion accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Term SOFR Competitive Borrowing, not later than 11:00 a.m., New York City time, three US Government Securities Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate principal amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

(e) The Administrative Agent shall promptly notify each bidding Lender by email or other permitted electronic communication whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each Issuing Bank agrees to issue, upon request of the Borrower, Letters of Credit denominated in US Dollars or any Designated Foreign Currency approved by such Issuing Bank, for the account of the Borrower or any of its Subsidiaries in a form reasonably acceptable to such Issuing Bank (and to amend (in the form reasonably acceptable to such Issuing Bank) or extend Letters of Credit previously issued by it as requested by the Borrower), at any time and from time to time during the Availability Period. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (e) of this Section), to be a Letter of Credit issued hereunder. Except as to matters covered by agreements contained herein or otherwise expressly agreed by the relevant Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit. Notwithstanding anything contained in any letter of credit application or other agreement furnished to any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit, (A) in the event that such letter of credit application or other agreement includes representations and warranties, covenants and/or events of default that do not contain the materiality qualifiers, exceptions or thresholds that are applicable to the analogous provisions of this Agreement, or are otherwise more restrictive, the relevant qualifiers, exceptions and thresholds contained in this Agreement shall be deemed incorporated therein or, to the extent more restrictive, shall be deemed for purposes of such letter of credit application or other agreement to be the same as the analogous provisions of this Agreement and (B) in the event of any other inconsistency between the terms and conditions of this Agreement and the terms and conditions of any such letter of credit application or other agreement, the terms and conditions of this Agreement shall control. It is understood and agreed that the Borrower shall be deemed to be a primary account party under, and obligated in respect of, each Letter of Credit issued at the request of the Borrower hereunder, notwithstanding the fact that a Subsidiary may be listed as the account party in the Letter of Credit, and the Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the joint account of any Subsidiary (including any such Letter of Credit that is an Existing Letter of Credit), it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of participation fees and other fees due hereunder to the same extent as if it were the sole account party in respect of such Letter of Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor of the obligations of any Subsidiary that shall be a joint account party in respect of any such Letter of Credit).

(b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit (other than an automatic extension permitted pursuant to paragraph (c) of this Section)), the Borrower shall hand deliver or send by email or other permitted electronic communication to the applicable Issuing Bank and the Administrative Agent (at least three Business Days (or such shorter period as may be acceptable to the applicable Issuing Bank) in advance of the requested date of issuance, amendment or extension) a notice in the form of Exhibit E or such other form as the Borrower and the applicable Issuing Bank may agree requesting the issuance of a Letter of

Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the LC Exposure shall not exceed the total Commitments, (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the total Commitments and (iii) the portion of the LC Exposure attributable to Letters of Credit issued by the applicable Issuing Bank shall not, unless otherwise agreed by such Issuing Bank, exceed the LC Commitment of such Issuing Bank.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) or such longer period as may be agreed to between the Borrower and the Issuing Bank and (ii) unless such Letter of Credit is cash collateralized or otherwise backstopped (any such Letter of Credit being referred to as the “Backstopped Letter of Credit”), in either case on terms and pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank, the date that is five Business Days prior to the latest Maturity Date; provided that (i) if the Maturity Date has been extended pursuant to Section 2.20 or otherwise by less than all of the Lenders, the LC Exposure with respect to Letters of Credit with an expiration date that is later than five Business Days prior to the earliest applicable Maturity Date shall not exceed the amount of the Commitments which terminate after such earlier Maturity Date and (ii) subject to the foregoing provisions with respect to Backstopped Letters of Credit, no Issuing Bank shall be required to issue a Letter of Credit that has an expiration date, or extend a Letter of Credit to have an expiration date, that is later than five Business Days prior to the Maturity Date as in effect on the Effective Date, unless such Issuing Bank has agreed to issue Letters of Credit with a later expiration date or, in its capacity as a Lender, has consented to the extension of the Maturity Date pursuant to Section 2.20; provided further that any Letter of Credit with a one-year tenor may provide for extensions thereof under procedures reasonably satisfactory to the applicable Issuing Bank for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above unless such Letter of Credit is or becomes a Backstopped Letter of Credit).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage (determined as of the time or times at which the Lenders are required to make payments in respect of unreimbursed LC Disbursements under such Letter of Credit pursuant to paragraph (e) below) of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e)

of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason (or, if the currency of the applicable LC Disbursement or reimbursement payment shall be a Designated Foreign Currency, an amount equal to the US Dollar Equivalent thereof using the LC Exchange Rate in effect on the applicable LC Participation Calculation Date). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments or any fluctuation in currency values, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 2.05(b) or 4.02.

(e) Reimbursement. If an Issuing Bank makes any LC Disbursement in respect of a Letter of Credit, it shall promptly (and in any event on the date such LC Disbursement is made) notify the Borrower thereof by telephone (and promptly confirmed by email). The Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement by the following deadlines:

(i) if the Borrower receives such notice prior to 12:00 noon, New York City time, not later than 12:00 noon, New York City time, on the Business Day immediately following the date of notice, or

(ii) if the Borrower receives such notice following 12:00 noon, New York City time, not later than 12:00 noon, New York City time, two Business Days following the day that the Borrower receives such notice.

Each such reimbursement shall be made in the currency of such LC Disbursement. If such LC Disbursement is denominated in US Dollars, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to reimburse any LC Disbursement when due, (A) if such payment relates to a Letter of Credit denominated in a Designated Foreign Currency, automatically and with no further action required, the obligation of the Borrower to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the US Dollar Equivalent, calculated using the LC Exchange Rate on the applicable LC Participation Calculation Date, of such LC Disbursement, (B) unless the Borrower shall have notified the Administrative Agent in writing to the contrary, notwithstanding anything herein to the contrary (including Section 4.02, but subject to the requirements of clauses (a) and (b) of Section 2.01), the obligation of the Borrower to reimburse the applicable LC Disbursement shall be deemed to have been automatically financed with a borrowing of ABR Revolving Loans in an equivalent amount, and the Borrower’s obligations to make any payment in respect of such LC Disbursement shall be discharged and replaced by the resulting ABR Revolving Borrowing and (C) subject to clause (B) above, in the case of each LC Disbursement, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof (or the aggregate principal amount of the ABR Revolving Borrowing referred to in clause (B) above) and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower (or its Applicable Percentage of the aggregate principal amount of such ABR Revolving Borrowing), in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in respect of any Letter of Credit denominated in a currency other than US Dollars would subject the Administrative Agent, the applicable Issuing Bank or any Lender to any stamp duty, ad valorem charge or other tax, expense or loss (including any loss resulting from changes in currency exchange rates between the date of any LC Disbursement and the date of any reimbursement payment in respect thereof), the Borrower shall, subject to the provisions of Sections 2.14(c), 2.14(d) and 2.14(e), mutatis mutandis, pay the amount of any such tax, expense or loss requested by the Administrative Agent, the relevant Issuing Bank or such Lender, as applicable.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, willful misconduct or bad faith on the part of an Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (promptly confirmed by email) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement (or such LC Disbursement is refinanced or deemed to be refinanced with ABR Revolving Loans as provided in Section 2.05), (i) in the case of any LC Disbursement denominated in US Dollars and at all times following the conversion to US Dollars of an LC Disbursement made in a Designated Foreign Currency pursuant to paragraph (e) of this Section, at the rate per annum then applicable to ABR Revolving Loans, and (ii) if such LC Disbursement is made in a Designated Foreign Currency, at all times prior to its conversion to US Dollars pursuant to paragraph (e) of this Section, at a rate per annum reasonably determined by the applicable Issuing Bank to represent the cost to such Issuing Bank of funding such LC Disbursement plus the Applicable Rate applicable to Term SOFR Revolving Loans at such time; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section (and unless such LC Disbursement is deemed to be refinanced with ABR Revolving Loans as provided in Section 2.05), then Section 2.12(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(i) Designation of Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent and the Lenders designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an “Issuing Bank Agreement”), which shall be in a form reasonably satisfactory to the Borrower and the Administrative Agent, shall set forth the LC Commitment of such Lender and shall be executed by such Lender, the Borrower and the Administrative Agent and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an Issuing Bank.

(j) Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.11(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) amounts payable in respect of any Letter of Credit or LC Disbursement shall be payable in the currency of such Letter of Credit or LC Disbursement, except that LC Disbursements in a Designated Foreign Currency in respect of which the Borrower’s reimbursement obligations have been converted to obligations in US Dollars as provided in paragraph (e) above and interest accrued thereon shall be payable in US Dollars and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(l) Issuing Bank Reports. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (which shall promptly provide notice to the Lenders of the contents thereof) (i) on or prior to each Business Day on which such Issuing Bank issues, amends or extends any Letter of Credit, the date of such issuance, amendment or extension, and the currency and aggregate face amount of the Letters of Credit issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amount thereof shall have changed), it being understood that such Issuing Bank shall not effect any issuance, extension or amendment resulting in an increase in the aggregate amount of the Letters of Credit issued by it without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iii) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, by (i) in the case of ABR Revolving Loans, 3:00 p.m., New York City time (or, if earlier, not later than two hours after the time the Borrower delivers its request for borrowing) and (ii) in the case of all other Loans, 1:00 p.m., New York City time. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the account designated by the Borrower pursuant to Section 2.03 or 2.04; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the NYFRB Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the rate of interest otherwise applicable to ABR Revolving Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any such payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Revolving Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be made by delivery to the Administrative Agent of a written Interest Election Request signed by the Borrower (or by telephone if confirmed promptly by such delivery of a written Interest Election Request).

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Revolving Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) the Type of the resulting Borrowing; and

(iv) if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination, Reduction and Increase of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $25,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of another credit facility or the occurrence of any other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(d) The Borrower may from time to time, by written notice to the Administrative Agent, executed by the Borrower and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Lender”), which may include any Lender, cause the Commitments of the Increasing Lenders to be increased (or cause Commitments to be extended by the Increasing Lenders, as the case may be) in an amount for each Increasing Lender set forth in such notice; provided that (i) the amount of any such increase in the aggregate Commitments shall be not less than $25,000,000, (ii) the aggregate amount of increases in Commitments made pursuant to this Section shall not exceed $750,000,000 since the Effective Date and (iii) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and each Issuing Bank (which approval shall not be unreasonably withheld, delayed or conditioned) and shall execute all such documentation as the Administrative Agent and the Borrower shall specify to evidence the Commitment of such Increasing Lender and its status as a Lender hereunder. Such notice shall set forth the date (the

“Increase Effective Date”) on which such increase is requested to become effective, provided that no increase in the Commitments (or in any Commitment of any Lender) or addition of a Increasing Lender shall become effective under this paragraph unless (A) the Administrative Agent shall have received a certificate dated as of the Increase Effective Date and executed by a Financial Officer of the Borrower certifying that the conditions set forth in paragraphs (a) and (b) of Section 4.02 are satisfied (without giving effect to the parenthetical in such paragraph (a)) and (B) to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received documents consistent with those delivered pursuant to Section 4.01 as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase. The Administrative Agent shall notify the Borrower and the Lenders of the Increase Effective Date, and such notice shall be conclusive and binding. On the Increase Effective Date, (A) the aggregate principal amount of the Revolving Borrowings outstanding (the “Initial Revolving Borrowings”) immediately prior to giving effect to the commitment increase shall be deemed to be repaid, (B) after the effectiveness of the increase in the Commitments, the Borrower shall be deemed to have made new Borrowings (the “Subsequent Revolving Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Revolving Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (C) each Lender shall pay to the Administrative Agent in same day funds an amount equal to the difference, if positive, between (x) such Lender’s Applicable Percentage (calculated after giving effect to such increase) of the Subsequent Revolving Borrowings and (y) such Lender’s Applicable Percentage (calculated without giving effect to such increase) of the Initial Revolving Borrowings, (D) after the Administrative Agent receives the funds specified in clause (C) above, the Administrative Agent shall pay to each Lender the portion of such funds that is equal to the difference, if positive, between (1) such Lender’s Applicable Percentage (calculated without giving effect to such increase) of the Initial Revolving Borrowings and (2) such Lender’s Applicable Percentage (calculated after giving effect to such increase) of the amount of the Subsequent Revolving Borrowings, (E) each Lender (including each Increasing Lender) shall be deemed to hold its Applicable Percentage of each Subsequent Revolving Borrowing (each calculated after giving effect to such increase) and (F) the Borrower shall pay each Lender (other than any Increasing Lender that was not a Lender before giving effect to such increase) any and all accrued but unpaid interest on the Initial Revolving Borrowings. The deemed payments made pursuant to clause (A) above in respect of each Term SOFR Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.15 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs actually result therefrom. In connection with any increase of Commitments pursuant to this paragraph, the Administrative Agent and the Borrower may, without the consent of any Lender or Issuing Bank, effect such amendments to this Agreement as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this paragraph.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence, absent a demonstrable error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay or repay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

(b) In the event and on each occasion that the sum of the Revolving Credit Exposures exceeds the sum of the Commitments, the Borrower shall, not later than the next Business Day following receipt of notice of such excess from the Administrative Agent, prepay Revolving Borrowings in an aggregate amount equal to such excess, and in the event that after such prepayment of Revolving Borrowings any such excess shall remain, the Borrower shall deposit cash in an amount equal to such excess as collateral for the reimbursement obligations of the Borrower in respect of Letters of Credit; provided that if such excess results from a change in currency exchange rates, such prepayment and deposit shall be required to be made not later than the fifth Business Day after the day on which the Administrative Agent shall have given the Borrower notice of such excess. Any cash so deposited (and any cash previously deposited pursuant to this paragraph) with the Administrative Agent shall be held in an account over which the Administrative Agent shall have sole dominion and control, including exclusive rights of withdrawal. Other than any interest earned on the investment of such deposits, which investment shall be made in the discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders holding a majority of the LC Exposures), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower has provided cash collateral to secure the reimbursement obligations of the Borrower in respect of Letters of Credit, then, so long as no Event of Default shall exist, such cash collateral shall be released to the Borrower if so requested by the Borrower at any time if and to the extent that, after giving effect to such release, the aggregate amount of the Revolving Credit Exposures would not exceed the aggregate amount of the Commitments.

(c) The Borrower shall notify the Administrative Agent (which notice may be by telephone if promptly confirmed by email or other permitted electronic communication) of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Borrowing or a Daily Simple SOFR Loan, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment; provided that in the case of any prepayment required to be made within one Business Day under paragraph (b) above the Borrower will give such notice as soon as practicable. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and, subject to Section 2.15, shall be without premium or penalty.

SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable on the 15th day following such last day, commencing on the first such date to occur after the date hereof; provided that accrued commitment fees shall be payable on the date on which the Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Financial Letters of Credit and Performance Letters of Credit, which fee shall accrue on each day at the Applicable LC

Participation Fee Rate for Financial Letters of Credit or Performance Letters of Credit, as the case may be, on the average daily amount of such Lender’s LC Exposure attributable to Financial Letters of Credit or Performance Letters of Credit, respectively (excluding any portion thereof attributable to unreimbursed LC Disbursements), in each case during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to each Issuing Bank, for its own account, a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, and (iii) to each Issuing Bank, for its own account, such Issuing Bank’s standard fees (or such other fees as may be agreed to by such Issuing Bank and the Borrower from time to time) with respect to the amendment or extension of any Letter of Credit issued by it or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the 15th day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such accrued fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term SOFR Borrowing shall bear interest (i) in the case of a Term SOFR Revolving Loan, at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Term SOFR Competitive Loan, at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

(c) The Loans comprising each Daily Simple SOFR Borrowing (if such Type of Borrowing is applicable pursuant to Section 2.13) shall bear interest at the Adjusted Daily Simple SOFR plus the Applicable Rate.

(d) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

(e) Notwithstanding the foregoing, if any principal of or interest on any Loan, any LC Disbursement or any fee payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or any LC Disbursement, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or to such LC Disbursement as provided in Section 2.05(h) or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). A determination of the applicable Alternate Base Rate, Adjusted Term SOFR or Adjusted Daily Simple SOFR by the Administrative Agent shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest.

(a) Subject to Section 2.13(b), if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR for such Interest Period (including because the Term SOFR Reference Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or

(ii) the Administrative Agent is advised by the Required Lenders (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, that the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in any Daily Simple SOFR Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders (which may be by telephone if promptly confirmed by email or, in the case of the Lenders, other electronic communication) as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with Section 2.07 or a new Borrowing Request in accordance with Section 2.03, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, an affected Term SOFR Borrowing and any Borrowing Request that requests an affected Term SOFR Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or 2.13(a)(ii) or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.13(a)(i) or 2.13(a)(ii). Furthermore, if any Term SOFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to the Adjusted Term SOFR, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the Adjusted Term SOFR and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.07, any affected Term SOFR Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) a Daily Simple SOFR Loan for so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or 2.13(a)(ii) or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.13(a)(i) or 2.13(a)(ii).

(b) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders constituting the Required Lenders.

(ii) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13(b).

(iv) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term SOFR Borrowing into a request for a borrowing of or conversion to (A) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. Furthermore, if any Term SOFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Adjusted Term SOFR, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.13(b), any Term SOFR Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event.

SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, liquidity, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank;

(ii) subject any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations under this Agreement, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Bank any other condition affecting this Agreement or Term SOFR Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein (other than Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Term SOFR Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), in each case by an amount deemed by that Lender or Issuing Bank in good faith to be material, then, subject to paragraph (c) of this Section, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered (as imposed by such Change in Law).

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), in each case by an amount deemed by that Lender in good faith to be material, then, subject to paragraph (c) of this Section, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and setting forth the basis for the determination thereof, together with supporting calculations, shall be delivered to the Borrower and shall be conclusive absent manifest error. In determining such amount or amounts, such Lender or such Issuing Bank shall act reasonably and in good faith, and may use any reasonable averaging and attribution methods. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding the foregoing provisions of this Section, (i) a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made and (ii) no Lender or Issuing Bank shall request, or be entitled to receive, any compensation pursuant to this Section unless it shall be the general policy and practice of such Lender or Issuing Bank to seek corresponding compensation from similarly situated companies under other similar U.S. syndicated credit agreements (to the extent such Lender or Issuing Bank has the right to claim such compensation under such similar credit agreements).

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan or Fixed Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith, but other than as contemplated under Section 2.13 and other than any failure to borrow as a result of a failure to make a Loan by any Lender as required hereunder), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan (other than as contemplated under Section 2.13 and other than any failure to borrow as a result of a failure to make such Loan by any Lender as required hereunder), or (e) the assignment of any Term SOFR Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each affected Lender for the actual loss, cost and expense suffered or incurred by such Lender that is attributable to such event (which loss, cost or expense will not be deemed to include lost profit).

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and setting forth the basis for the determination thereof, together with supporting calculations, shall be delivered to the Borrower and shall be conclusive absent manifest error. In determining such amount or amounts, such Lender shall act reasonably and in good faith. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction for any Taxes; provided that if the applicable withholding agent shall be required to deduct any Taxes from such payments, then (i) if such Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Loan Parties shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Loan Party and setting forth the basis for the determination thereof, by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) Each Lender and each Issuing Bank shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender or such Issuing Bank that are paid or payable by the Administrative Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall severally indemnify (i) the Administrative Agent and the Borrower against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c)(i) relating to the maintenance of a Participant Register and (ii) the Borrower against any Excluded Taxes attributable to such Lender that are directly imposed on the Borrower, in each case that are payable or paid by the Administrative Agent or the Borrower in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

Notwithstanding anything to the contrary herein, a Lender’s obligations to indemnify under clause (ii) of the preceding sentence shall survive only until the earlier of (A) the termination of this Agreement and (B) the date such Lender ceases to be a party under this Agreement pursuant to an Assignment and Assumption. The indemnity under this Section 2.16(d) shall be paid within 10 Business Days after the Administrative Agent or Borrower, as applicable, delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent or Borrower, as applicable. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(e) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, the applicable Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of that portion of the tax return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A) through (E) and (f)(iii) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.16(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 Business Days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, if the Borrower is a US Person, any Lender with respect to the Borrower shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is a US Person, IRS Form W-9 certifying that such Lender is exempt from US Federal backup withholding tax;

(B) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under this Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Foreign Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) and (2) a certificate substantially in the form of, as applicable, Exhibits F-1 through F-4 (a “US Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Foreign Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a US Tax Certificate on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, US Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) If a payment made to a Lender under this Agreement would be subject to US Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower and the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower and the Administrative Agent, as may be necessary for the Borrower and the Administrative Agent, to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) If the Administrative Agent or a Lender determines that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund) within 30 days; provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event such Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(h) Defined Terms. For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account of the Administrative Agent as may be reasonably specified by the Administrative Agent for such purpose, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14,

2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in US Dollars except as expressly provided herein.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as amended from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in LC Disbursements to any assignee or Participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d), 2.05(e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender or Issuing Bank requests compensation under Section 2.14, or if any Loan Party is required to pay any Indemnified Taxes or additional amount to any Lender or Issuing Bank or any Governmental Authority for the account of any Lender or Issuing Bank pursuant to Section 2.16, then such Lender or Issuing Bank shall use reasonable efforts to designate a different lending or issuing office for funding or booking its Loans or Letters of Credit hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender or Issuing Bank, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender or Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Issuing Bank. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Issuing Bank in connection with any such designation or assignment and delegation.

(b) If (i) any Lender requests compensation under Section 2.14, (ii) any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) if any Lender becomes a Defaulting Lender, (iv) any Lender becomes a Non-Extending Lender or (v) any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) to the extent such consent would be required under Section 10.04, the Borrower shall have received the prior written consent of the Administrative Agent and each Issuing Bank, which consent shall not unreasonably be withheld, delayed or conditioned, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.19. Defaulting Lenders. (a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) the commitment fee shall cease to accrue on the unused amount of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(ii) the Commitment, Revolving Credit Exposure and Competitive Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any related agreement or any document furnished hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders adversely affected thereby shall, except as otherwise provided in Section 10.02, require the consent of such Defaulting Lender in accordance with the terms hereof; and

(iii) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(A) the LC Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(e)) shall be reallocated among the Non-Defaulting Lenders ratably in accordance with their respective Commitments, but only to the extent that (i) the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the sum of all Non-Defaulting Lenders’ Commitments and (ii) such reallocation does not result in the Revolving Credit Exposure of any Non-Defaulting Lender exceeding such Non-Defaulting Lender’s Commitment;

(B) if the reallocation described in clause (iii)(A) above cannot, or can only partially, be effected, the Borrower shall within five Business Days following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Bank the portion of such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in clause (iii)(A) above) that has not been reallocated in accordance with the procedures set forth in Section 2.05(k) for so long as such LC Exposure is outstanding;

(C) if the Borrower shall cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (iii)(B) above, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(D) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (iii)(A) above, then the fees payable to the Lenders pursuant to Sections 2.11(a) and 2.11(b) shall be adjusted to give effect to such reallocation; and

(E) if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (iii)(A) above is neither reallocated nor cash collateralized pursuant to clause (iii)(A) or (iii)(B) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable pursuant to Section 2.11(b) to such Defaulting Lender with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such portion of the LC Exposure of such Defaulting Lender attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized.

(b) So long as such Lender is a Defaulting Lender, the Issuing Banks shall not be required to issue, amend or extend any Letter of Credit unless the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.19(a)(iii), and participating interests in any such issued, amended or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.19(a)(iii) (and such Defaulting Lender shall not participate therein).

(c) In the event that the Administrative Agent, the Borrower and each Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage (but shall not be entitled to receive any fees that shall have ceased to accrue for its benefit during the period when it was a Defaulting Lender, and all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 10.02 during such period shall be binding on it). The rights and remedies against, and with respect to, a Defaulting Lender under this Section are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent, any Issuing Bank, any Lender or the Borrower may at any time have against, or with respect to, such Defaulting Lender. Subject to Section 10.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

SECTION 2.20. Extension of Maturity Date. (a) The Borrower may, by notice to the Administrative Agent (which shall promptly notify the Lenders), request that each Lender extend such Lender’s Maturity Date to a date that is one year after the Maturity Date then in effect for such Lender (the “Existing Maturity Date”) (it being agreed at no time shall any such extended Maturity Date be more than five years after the effective date of any such extension).

(b) Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 15 days after the date on which the Administrative Agent received the Borrower’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender that agrees to such extension, an “Extending Lender”, and each other Lender, a “Non-Extending Lender”), provided that any Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section promptly upon receiving notice thereof from such Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for extension of the Maturity Date.

(c) The Borrower shall have the right, but shall not be obligated, on or before the Maturity Date applicable to any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more financial institutions (each, an “Additional Commitment Lender”) in accordance with the procedures set forth in Section 2.18(b). Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Borrower (which notice shall set forth such Lender’s new Maturity Date), to become an Extending Lender.

(d) If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Maturity Date and the new or increased Commitments of any Additional Commitment Lenders is more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the first date on which the foregoing conditions shall have been satisfied (the “Extension Date”), the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date that has been requested by the Borrower pursuant to (and approved in accordance with) this Section, and each Additional Commitment Lender shall thereupon become a Lender for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder, provided that any extension of any Maturity Date pursuant to this Section shall be subject to the receipt by the Administrative Agent of a certificate dated such date and executed by a Financial Officer of the Borrower certifying that the conditions set forth in paragraphs (a) and (b) of Section 4.02 are satisfied.

(e) On the Maturity Date applicable to any Non-Extending Lender, (i) the Commitment of such Non-Extending Lender shall automatically terminate and (ii) the Borrower shall repay such Non-Extending Lender in accordance with Section 2.09 (and shall pay to such Non-Extending Lender all of the other Obligations then owing to it under this Agreement) and after giving effect thereto the Administrative Agent shall administer any necessary reallocation of the Revolving Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement) to the extent necessary to keep outstanding Revolving Loans ratable with any revised Applicable Percentages of the Lenders effective as of such date.

(f) In connection with any extension of the Maturity Date pursuant to this Section, the Administrative Agent and the Borrower may, without the consent of any Lender or Issuing Bank, effect such amendments to this Agreement as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section. This Section shall supersede any provisions in Section 2.17 to the contrary. Nothing in this Section shall be construed to limit any amendment to extend the Maturity Date of any Lender that is otherwise permitted by Section 10.02.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders, on the Effective Date and as of each other date the representations and warranties of the Borrower herein are required to be or deemed made pursuant to this Agreement, that:

SECTION 3.01. Organization; Powers. Each of the Borrower and the Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Significant Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, in each case except where the failure to be so organized, existing or in good standing would not be reasonably likely to have a Material Adverse Effect. The Borrower and each Restricted Subsidiary has all requisite power and authority to carry on its business as now conducted and is duly qualified to transact business in all jurisdictions where such qualification is necessary, in each case except where the failure to have such authority, or to be so qualified, would not be reasonably likely to have a Material Adverse Effect.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and stockholder action. This Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) any filings with the Securities and Exchange Commission or (iii) as would not be reasonably likely to have a Material Adverse Effect and (b) will not violate, or constitute a default under, any provision of applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of the Restricted Subsidiaries or any order of any Governmental Authority or any indenture, agreement, instrument, judgment or order to which the Borrower or any Restricted Subsidiary is a party or by which it or any of its material assets or properties may be bound or affected if such violation or default would be reasonably likely to have a Material Adverse Effect.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore made available to the Lenders its consolidated statement of financial position and statements of earnings, changes in shareholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, 2021, reported on by Deloitte & Touche LLP, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2022. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP and, in the case of the statements referred to in clause (ii) above, subject to year-end audit adjustments and the absence of footnotes.

(b) Since December 31, 2021, other than as specifically disclosed in the Borrower’s filings with the Securities and Exchange Commission, there has been no event or condition that would be reasonably likely to result in a material adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole.

SECTION 3.05. Properties. The Borrower and its Subsidiaries have sufficient title to, or sufficient and valid interests in, their respective properties to conduct their business as currently conducted, except where the failure to have such title or interests would not be reasonably likely to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. Other than as specifically disclosed in the Borrower’s filings with the Securities and Exchange Commission:

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against the Borrower or any of its Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b) In the ordinary course of business, the ongoing operations of the Borrower and its Restricted Subsidiaries are reviewed from time to time to determine compliance with applicable Environmental Laws. Based on these reviews, to the knowledge of the Borrower, ongoing operations at the principal properties of the Borrower and its Restricted Subsidiaries are currently being conducted in substantial compliance with applicable Environmental Laws, except to the extent noncompliance would not be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.07. Investment and Holding Company Status. Neither the Borrower nor the Guarantor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.08. Taxes. The Borrower and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not be reasonably likely to result in a Material Adverse Effect.

SECTION 3.09. ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in substantial compliance in all material respects with the presently applicable material provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan which, in either case, has resulted or could result in the imposition of a material Lien or the posting of a material bond or other material security under ERISA or the Code or (c) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

SECTION 3.10. Disclosure. None of the information furnished to the Administrative Agent and the Lenders in writing prior to the date hereof in connection with the Transactions (including any formal presentation slides, but excluding projections, forward-looking statements and information of a general economic or industry specific nature), when taken as a whole and in each case as modified or supplemented by other information furnished to the Administrative Agent or the Lenders, contains any misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made (it being understood that such projections are as to future events and are not to be viewed as facts, such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, no assurance can be given that any particular projection will be realized, actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material and such projections are not a guarantee of future financial performance).

SECTION 3.11. Use of Proceeds. The Borrower will use the proceeds of the Loans and the Letters of Credit (a) to refinance amounts outstanding under the Existing Credit Agreement and (b) for other general corporate purposes of the Borrower and the Subsidiaries, including the repayment of debt, repurchase or redemption of the Borrower’s common stock, working capital needs, capital expenditures and acquisitions.

SECTION 3.12. Margin Stock. Neither the proceeds of any Loan nor any Letter of Credit will be used in a manner that violates any provision of Regulation U or X of the Board of Governors.

SECTION 3.13. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. None of the Borrower, any Subsidiary or, to the knowledge of any Responsible Officer, any of their respective directors or officers, is a Sanctioned Person.

ARTICLE IV

CONDITIONS

SECTION 4.01. Effective Date. The effectiveness of this Agreement and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Cravath, Swaine & Moore LLP, counsel for the Borrower, and (ii) Jennifer C. McGarey Esq., Corporate Vice President and Secretary, in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions by each Loan Party and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have receive a certificate, dated the Effective Date and executed by a Financial Officer of the Borrower, certifying as of the Effective Date that (i) the representations and warranties of the Borrower set forth in Article III are true and correct in all material respects and (ii) no Default has occurred and is continuing.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date to the Administrative Agent, the Arrangers or the Lenders pursuant to the written agreements separately entered into by the Borrower, including, to the extent invoiced, reimbursement of all out-of-pocket expenses required to be reimbursed by the Borrower hereunder.

(f) The Existing Credit Agreement Refinancing shall have been consummated substantially concurrently with the effectiveness of this Agreement. Each Lender party hereto that was a “Lender” immediately prior to the Effective Date under the Existing Credit Agreement hereby waives the requirement for advance notice of the termination of “Commitments” (as defined in the Existing Credit Agreement) and prepayment of any “Loans” (as defined in the Existing Credit Agreement) outstanding thereunder; provided that such notice of termination and prepayment is delivered on the Effective Date.

(g) The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer”, and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested at least five Business Days prior to the Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding upon all parties hereto and following such notice, none of the conditions set forth in this Section 4.01 shall be of further application.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of any Loan and other than any ABR Revolving Loan that pursuant to Section 2.05(e) is expressly excluded from this Section), and of each Issuing Bank to issue, amend to increase the amount thereof or extend (other than an automatic extension permitted under Section 2.05(c)) any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in Article III (other than Sections 3.04(b), 3.06, 3.08 and 3.09) shall be true and correct in all material respects on and as of the date of such Borrowing or the date of such issuance, amendment or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects on and as of such prior date.

(b) At the time of and immediately after giving effect to such Borrowing or such issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing (other than any conversion or continuation of any Loan and other than any ABR Revolving Loan that pursuant to Section 2.05(e) is expressly excluded from this Section) and each issuance, amendment to increase the amount thereof or extension (other than an automatic extension permitted under Section 2.05(c)) of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender:

(a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated statement of financial position and related statements of earnings, changes in shareholders’ equity and cash flows as of the end of and for such year, accompanied by an opinion of Deloitte & Touche LLP or other independent registered public accounting firm of recognized national standing as to such consolidated financial statements;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated statement of financial position and related statements of earnings, changes in shareholders’ equity and cash flows as of the end of and for such fiscal quarter (in the case of the consolidated statement of earnings) and the then elapsed portion of the fiscal year;

(c) within 105 days following the end of each fiscal year of the Borrower, and within 60 days following the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and is continuing, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.03 as of the date of the most recent consolidated statement of financial position of the Borrower included in such financial statements and (iii) setting forth a reasonably detailed calculation of the aggregate combined assets of all Unrestricted Subsidiaries as of the date of the most recent consolidated statement of financial position of the Borrower included in such financial statements;

(d) promptly after the same become publicly available, copies of all periodic and other reports and proxy statements filed by the Borrower or any Subsidiary with the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission or distributed by the Borrower to its shareholders generally, as the case may be;

(e) promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any ERISA Group member may request with respect to any Multiemployer Plan and with respect to which the Administrative Agent shall have requested the Borrower that such request by such ERISA Group member be made; and

(f) promptly following any request therefor, such other existing information regarding the business and financial condition of the Borrower and its Subsidiaries as any Lender may reasonably request through the Administrative Agent; provided that the Borrower shall not be required to provide any such information to the extent that the provision thereof would, in the Borrower’s good faith judgment, violate any work product or attorney-client privilege (or result in the loss thereof) or violate any law, rule or regulation applicable to the Borrower or any Subsidiary or any obligation of confidentiality to a third party binding on the Borrower or any Subsidiary.

Information required to be delivered pursuant to paragraphs (a), (b) or (d) of this Section shall be deemed to have been delivered to the Administrative Agent and each Lender on the date on which the Borrower posts such reports on the Borrower’s website at http://www.northropgrumman.com or when such report or other document is posted on the website of the Securities and Exchange Commission at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02. Notices of Default. Upon a Financial Officer of the Borrower obtaining knowledge of the occurrence of any Default, the Borrower will furnish to the Administrative Agent and each Lender prompt written notice thereof. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of the Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except (other than, in the case of maintenance of the legal existence of the Borrower), where the failure to do so would not reasonably be reasonably likely to result in a Material Adverse Effect, provided that the foregoing shall not, in any event, (a) prohibit or restrict any merger, consolidation, liquidation or dissolution permitted under Section 6.02 or (b) prohibit or restrict the termination of the business or existence of any Subsidiary which in the judgment of the Borrower is no longer necessary or desirable, a merger or consolidation of a Subsidiary into or with the Borrower or any Restricted Subsidiary, the sale or other disposition of any Subsidiary if in the judgment of the Borrower such sale is in the interest of the Borrower, or any merger, consolidation or transfer of assets not prohibited by Section 6.02, so long as immediately after giving effect to any such transaction, no Default shall have occurred and be continuing.

SECTION 5.04. Payment of Taxes. The Borrower will pay and discharge, and will cause each Restricted Subsidiary to pay and discharge, all material Taxes imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto; provided that neither the Borrower nor any Restricted Subsidiary shall be required to pay any such Tax (i) the payment of which is being contested in good faith and by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP, (ii) not yet delinquent or (iii) the non-payment of which, if taken in the aggregate, would not be reasonably likely to result in a Material Adverse Effect.

SECTION 5.05. Insurance. The Borrower will, and will cause each of the Restricted Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations or, to the customary extent, self-insurance.

SECTION 5.06. Inspection Rights. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice and during normal business hours and only if an Event of Default shall have occurred and is continuing, to visit and inspect its major properties and to examine its books and records, all at such reasonable times and as often as reasonably requested; provided that (a) the exercise of rights under this Section shall not unreasonably interfere with the business of the Borrower and its Subsidiaries and (b) neither the Borrower nor any Subsidiary shall be required to permit any of the foregoing to the extent that such visit, inspection or examination would, in the Borrower’s good faith judgment, violate any work product or attorney-client privilege (or result in the loss thereof) or violate any law, rule or regulation applicable to the Borrower or any Subsidiary or any obligation of confidentiality to a third party binding on the Borrower or any Subsidiary.

SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of the Restricted Subsidiaries to, (a) comply with all laws, rules, regulations and lawful orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date hereof;

(c) any Lien existing on any property or asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged, consolidated or amalgamated with or into the Borrower or any Subsidiary) after the date hereof prior to the time such Person becomes a Subsidiary (or is so merged, consolidated or amalgamated), whether or not any Indebtedness secured by such Liens is assumed by the Borrower or any Restricted Subsidiary;

(d) Liens securing Indebtedness of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary;

(e) Liens on assets existing at the time of acquisition of such assets by the Borrower or a Restricted Subsidiary, or Liens to secure the payment of all or any part of the purchase price of assets upon the acquisition of such assets by the Borrower or a Restricted Subsidiary or to secure any Indebtedness (and obligations relating thereto not constituting Indebtedness) incurred or guaranteed by the Borrower or a Restricted Subsidiary prior to, at the time of, or within one year after the later of the acquisition, completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, which Indebtedness is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon, and which Indebtedness may be in the form of obligations incurred in connection with industrial revenue bonds or similar financings, capital leases and letters of credit, bank guarantees, surety bonds or similar contingent liability instruments issued in connection therewith; provided, however, that in the case of any such acquisition, construction or improvement, such Liens shall not apply to any asset theretofore owned by the Borrower or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any assets subject thereto (and any ancillary rights) or on which any assets subject thereto are located;

(f) Liens created in favor of the United States of America or any department or agency thereof or any other contracting party or customer in connection with advance or progress payments or similar forms of vendor financing or incentive arrangements;

(g) Liens arising by operation of law in favor of any lender to the Borrower or any Restricted Subsidiary constituting a banker’s lien or right of offset in moneys of the Borrower or a Restricted Subsidiary deposited with such lender in the ordinary course of business;

(h) Liens on cash, cash equivalents or certificates of deposit or other bank obligations in an amount substantially equal in value (at the time such Liens are created) to, and securing, obligations in respect of letters of credit, bank guarantees, surety bonds or similar contingent liability instruments, incurred in the ordinary course of business;

(i) Liens securing the Obligations and Liens securing the Obligations and any other Indebtedness (or obligations relating thereto and arising therefrom) of the Borrower and its Subsidiaries on an equal and ratable basis;

(j) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the assets which were the subject of the Lien so extended, renewed or replaced (plus proceeds and products of, and improvements and construction on, such assets);

(k) (i) assignments or sales of accounts receivables and related assets pursuant to any factoring or similar arrangements and any Liens created in connection therewith, provided that such Liens shall not apply to any assets of the Borrower or any of its Restricted Subsidiaries other than accounts receivable and related assets, and (ii) any assignment or sale of accounts receivable and related assets in the ordinary course of business;

(l) assignments or sales of accounts receivable and related assets under a Permitted Receivables Program and any Liens created in connection therewith, provided that such Liens shall not apply to any assets of the Borrower or any of its Restricted Subsidiaries other than accounts receivable and related assets (including any Equity Interests in any special-purpose Subsidiary established in connection therewith);

(m) Liens granted in the ordinary course of business to financial institutions on deposit accounts and securities accounts maintained with such financial institutions to secure obligations to such financial institutions in respect of overdrafts, funds credited in anticipation of collection and similar liabilities, in each case in respect of such accounts;

(n) in connection with any sale, transfer or other disposition of any Equity Interests or other assets in a transaction permitted under Section 6.02, customary rights and restrictions contained in agreements relating to such sale, transfer or other disposition pending the completion thereof;

(o) in the case of (i) any Subsidiary that is not a wholly-owned Subsidiary or (ii) the Equity Interests in any Person that is not a Restricted Subsidiary, (A) any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement and (B) any Lien on Equity Interests of such Subsidiary or such other Person securing capital contributions to or obligations of such Subsidiary or such other Person;

(p) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for any acquisition, a disposition or other transaction permitted hereunder;

(q) (i) deposits made in the ordinary course of business to secure obligations to insurance carriers and (ii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(r) Liens on cash and cash equivalents deposited to defease or to satisfy and discharge any Indebtedness, provided that such defeasance or satisfaction and discharge is permitted hereunder;

(s) Liens on the net cash proceeds of any Acquisition Indebtedness held in escrow by a third party escrow agent prior to the release thereof from escrow;

(t) other Liens securing Indebtedness or other obligations; provided that immediately after giving effect to the creation, incurrence or assumption of any such Lien (and after giving pro forma effect to all related transactions), the aggregate principal amount of all Indebtedness or any such other obligations of the Borrower and the Restricted Subsidiaries that is secured by Liens permitted by this clause (t) shall not exceed the greater of (i) 15% of Consolidated Net Tangible Assets as of the end of the then most recently completed fiscal quarter and (ii) $1,000,000,000; and

(u) Liens created pursuant to any contract with a customer of the Borrower or any Restricted Subsidiary in favor of such customer, provided that such Liens shall extend only to (i) work in progress and other property that is the subject of such contract and associated property, including equipment, inventory, goods, materials, general intangibles (including rights under subcontracts and general intangibles entered into by the Borrower or its Restricted Subsidiaries in connection with the performance of such contract), intellectual property, computer programs, computer software, source code, insurance rights, documents and records, and (ii) proceeds of any of the foregoing.

SECTION 6.02. Fundamental Changes. (a) The Borrower will not consolidate with or merge into any other Person, or convey or transfer its consolidated properties and assets substantially as an entirety to any Person, unless: (i) the Borrower or another Person that is organized under the laws of the United States, any State thereof or the District of Columbia is the surviving Person of any such consolidation or merger or is the Person that acquires by conveyance or transfer the consolidated properties and assets of the Borrower substantially as an entirety; (ii) if a Person other than the Borrower is the surviving Person as described in clause (i) above or is the Person that acquires the consolidated properties and assets of the Borrower substantially as an entirety, it shall expressly assume the performance of every obligation and covenant of this Agreement on the part of the Borrower to be performed or observed; (iii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and (iv) if the Borrower is not the surviving or acquiring Person, the Borrower shall deliver to the Administrative Agent (and, in the case of clause (C) below, each requesting Lender), (A) a certificate of a Financial Officer stating that such transaction complies with this Section and that all conditions precedent set forth in this Section for such transaction have been complied with, (B) evidence of authority and legal opinions in respect of the surviving or acquiring Person comparable to those delivered under Section 4.01(b) and reasonably satisfactory to the Administrative Agent, and (C) all documentation and other information in respect of the surviving or acquiring Person required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(b) Upon any consolidation by the Borrower with, or merger by the Borrower into, any Person described in Section 6.02(a)(i) or any conveyance or transfer of the consolidated properties and assets of the Borrower substantially as an entirety to any Person described in Section 6.02(a)(i), such Person into which the Borrower is merged or consolidated or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Borrower under this Agreement with the same effect as if such Person had been named as the Borrower herein, and thereafter, in the case of a transfer or conveyance permitted by Section 6.02(a), the Borrower shall be relieved of all obligations and covenants under this Agreement.

SECTION 6.03. Consolidated Debt to Capitalization Ratio. The Borrower will not permit the ratio of (a) Consolidated Debt to (b) the sum of Consolidated Debt and Shareholders’ Equity, in each case, as of the last day of any fiscal quarter for which the financial statements of the Borrower have been (or are required to be) delivered pursuant to Section 5.01(a) or 5.01(b), to exceed 65.0%.

SECTION 6.04. Use of Proceeds. The Borrower will not, and will not permit any Subsidiary to, directly or, to the knowledge of any Responsible Officer, indirectly, use the proceeds of any Borrowing or Letter of Credit in any manner that will result in a violation by the Borrower, any Subsidiary, any Arranger, the Administrative Agent, any Lender or any Issuing Bank of any Sanctions. The Borrower will not use directly or, to the knowledge of any Responsible Officer, indirectly, the proceeds of any Borrowing in any manner that will result in a violation of Anti-Corruption Laws.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 5 days after written notice thereof shall have been given to the Borrower by the Administrative Agent;

(c) the Borrower shall fail to pay within 30 days after written request for payment by any Lender acting through the Administrative Agent any other amount (other than an amount referred to in clause (a) or (b) of this Article) payable under this Agreement;

(d) any representation or warranty made by the Borrower or the Guarantor in Article III of this Agreement or any certificate or writing furnished pursuant to this Agreement shall prove to have been incorrect in any material respect when made and the facts and circumstances giving rise to such deficiency shall remain unremedied for 5 days after written notice thereof shall have been given to the Borrower by the Administrative Agent at the request of the Required Lenders;

(e) the Borrower shall fail to observe or perform any covenant or agreement contained in Section 1.06 or Article VI;

(f) [reserved];

(g) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those specified in clause (a), (b), (c), (e) or (f) of this Article), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Lenders);

(h) Funded Debt in an aggregate principal amount which is in excess of $250,000,000 shall become due before its stated maturity by the acceleration of the maturity thereof by reason of default, or Funded Debt in an aggregate principal amount which is in excess of $250,000,000 shall become due by its terms and shall not be paid when due and, in any case aforesaid in this clause (h), corrective action satisfactory to the Required Lenders shall not be taken within 5 days after written notice of the situation shall have been given to the Borrower by the Administrative Agent at the request of the Required Lenders;

(i) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to its debts under any Federal, state or foreign bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and, such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days, or an order for relief shall be entered against the Borrower or any Significant Subsidiary under any such bankruptcy laws as now or hereafter in effect;

(j) the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than, in the case of any Significant Subsidiary, any solvent liquidation as part of a corporate reorganization), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any case or other proceeding described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) admit in writing its inability to pay its debts as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize any of the foregoing;

(k) (i) a final judgment for the payment of money in excess of $250,000,000, excluding (A) any amounts covered by insurance as to which the insurance company shall not have denied coverage so long as such insurance company is not a captive insurance subsidiary of the Borrower and (B) the amount of any judgment against a Significant Subsidiary that exceeds the fair value of the assets of such Significant Subsidiary (but only if neither the Borrower nor any other Significant Subsidiary is directly or contingently liable therefor), shall have been entered against the Borrower or any Significant Subsidiary and (ii) the Borrower or such Significant Subsidiary shall not satisfy the same within 60 days, or cause execution thereon to be stayed within 60 days, and such failure to satisfy or stay such judgment shall remain unremedied for 5 days after notice thereof shall be given to the Borrower by the Administrative Agent at the request of the Required Lenders;

(l) (i) the termination of, or the imposition of liability (other than for premiums under Section 4007 of ERISA) under Title IV of ERISA in respect of, or the appointment of a trustee under Title IV of ERISA to administer, any Plan or Plans having Unfunded Liabilities or (ii) the imposition of Withdrawal Liability to a Multiemployer Plan, which, in either case, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect which has not been satisfied within 60 days and such failure to satisfy is unremedied for 5 days after notice thereof shall have been given to the Borrower by the Administrative Agent at the request of the Required Lenders;

(m) the guarantee of the Guarantor under Article IX shall not be (or shall be asserted by any Loan Party not to be) valid or in full force and effect except in connection with a termination of such guarantee in accordance with Section 9.02; or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent shall, if requested by the Required Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(k), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Nothing in this Agreement shall constitute a waiver of any rights or remedies the Lenders may otherwise have, including setoff rights.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints the Administrative Agent (and its successors) as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or Issuing Banks.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between the contracting parties); and, each Lender and Issuing Bank agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), provided that the Administrative Agent shall not be required to take any action at the direction of the Required Lenders that, in its opinion, could expose the Administrative Agent to liability or be contrary to this Agreement or any applicable law, rule or regulation, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or other Affiliates thereof that is communicated to or obtained by the bank serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence, willful misconduct or bad faith as determined by a court of competent jurisdiction in a final non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person (whether or not such Person in fact meets the requirements set forth herein for being the signatory or sender thereof). The Administrative Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth herein for being the signatory or sender thereof), and may act upon any such statement prior to receipt of written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (other than during the existence of an Event of Default under clause (a), (b), (i) or (j) of Article VII), which consent of the Borrower shall not be unreasonably withheld, delayed, or conditioned, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (in consultation with, and (unless an Event of Default of the types described in paragraph (i) or (j) of Article VII with respect to the Borrower has occurred and is continuing) with the consent of the Borrower, which consent may not be unreasonably withheld), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or Issuing Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Each Lender and Issuing Bank, by delivering its signature page to this Agreement, or to an Assignment and Assumption or any other document pursuant to which it shall become a Lender or an Issuing Bank hereunder, shall be deemed to have acknowledged receipt of and consented to each document delivered to, or required to be approved by or satisfactory to, the Administrative Agent or the Lenders on or prior to the date on which such Lender or Issuing Bank becomes a Lender or an Issuing Bank.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through

(g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent and such Lender.

In addition, unless either (1) clause (i) in the immediately preceding paragraph is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Each Lender and Issuing Bank hereby agrees that (a) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank, as the case may be, shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (b) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this paragraph shall be conclusive, absent manifest error.

Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (a) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (b) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank, as the case may be, shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

Each Loan Party hereby agrees that (a) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (b) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by any Loan Party under any Loan Document; provided that (i) this paragraph shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), any of the obligations of any Loan Party under any Loan Document relative to the amount (and/or timing for payment) of the obligations of any Loan Party that would have been payable had such erroneous Payment not been made and (ii) the immediately preceding clauses (a) and (b) shall not apply to the extent any such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from any Loan Party for the purpose of paying, prepaying, repaying, discharging or otherwise satisfying any obligations of the Loan Parties under this Agreement or the other Loan Documents.

Each party’s obligations under the immediately preceding three paragraphs shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

It is agreed that the Syndication Agents and Arrangers shall, in their capacities as such, have no duties or responsibilities under or liability in connection with this Agreement, but all such Persons shall have the benefit of the indemnities provided hereunder. None of the Administrative Agent, the Syndication Agents or the Arrangers, in their capacities as such, shall have or be deemed to have any fiduciary relationship with any Lender.

ARTICLE IX

GUARANTEE

SECTION 9.01. Guarantee. In order to induce the Lenders to extend credit to the Borrower hereunder, the Guarantor hereby irrevocably and unconditionally guarantees the due and punctual payment of the Obligations. The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation. This guarantee is subject to release in the manner described in Section 9.02.

The Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower under the provisions of this Agreement or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, the Obligations or any of the terms or provisions of this Agreement; (d) the failure or delay of any Lender to exercise any right or remedy against any other guarantor of the Obligations; (e) the failure of any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement or instrument; (f) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (g) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity or which would impair or eliminate any right of the Guarantor to subrogation.

The Guarantor further agrees that its guarantee hereunder constitutes a promise of payment when due, subject to applicable periods of grace (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender, the Administrative Agent or any Issuing Bank to any balance of any deposit account or credit on the books of any Lender, the Administrative Agent or any Issuing Bank in favor of the Borrower or any Subsidiary or any other Person.

The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.

The Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender upon the bankruptcy or reorganization of the Borrower or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Lender, the Administrative Agent or any Issuing Bank may have at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent, for distribution to the Lenders, the Administrative Agent or the Issuing Banks, as appropriate, in cash an amount equal to the unpaid principal amount of such Obligation.

Upon payment in full by the Guarantor of any Obligation of the Borrower, each Lender shall, in a reasonable manner, assign to the Guarantor, as applicable, the amount of such Obligation owed to such Lender and so paid, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor or make such disposition thereof as the Guarantor shall direct (all without recourse to any Lender and without any representation or warranty by any Lender). Upon payment by the Guarantor of any sums as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by the Borrower to the Lenders.

SECTION 9.02. Release of Guarantee. Notwithstanding anything in this Agreement to the contrary, in the event that (a) all of the capital stock in the Guarantor is disposed to a Person other than the Borrower or a Subsidiary in a transaction not prohibited by any covenant contained in this Agreement (other than any such disposition that constitutes or occurs as part of a transfer or conveyance of the consolidated assets of the Borrower substantially as an entirety) or (b) at any time the Guarantor ceases to be an obligor (either directly or as a guarantor) in respect of any Capital Markets Debt, then, in each case, the guarantee of the Guarantor set forth in Section 9.01 shall be automatically released (it being understood that such release will not require any Lender or Issuing Bank consent and may occur concurrently with any repayment of Capital Markets Debt or release of a guarantee of other Capital Markets Debt). Subject to Section 10.05, the guarantee of the Guarantor set forth in Section 9.01 shall also be automatically released on the first date on which no principal of or any accrued interest on any Loan or any fee payable under this Agreement shall be outstanding and unpaid, all Letters of Credit shall have expired or been canceled, all LC Disbursements shall have been reimbursed and all Commitments shall have terminated. Any release of the Guarantor pursuant to this Section shall be irrevocable. The Administrative Agent shall, promptly upon the request of the Borrower, confirm in writing any release of the Guarantor pursuant to this Section.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i) if to the Borrower, to Northrop Grumman Corporation, 2980 Fairview Park Drive, Falls Church, VA 22042, Attention of Assistant Treasurer (email: Corporate.Treasury@ngc.com);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 500 Stanton-Christiana Road, NCC5 / 1st Floor, Newark, DE 19713, United States, Attention of Wasiris Vasquez (telephone no.: 312-325-4008; email: wasiris.vasquez@chase.com); and

(iii) if to any other Lender or Issuing Bank, to it at its address (or email) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may, in addition to email, be delivered or furnished by other electronic communications pursuant to procedures approved by the Administrative Agent or the applicable Issuing Bank (as the case may be); provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication. Notices and other communications to the Administrative Agent may, in addition to email, be delivered or furnished by other electronic communications pursuant to procedures approved by the Administrative Agent prior thereto; provided that approval of such procedures may be limited or rescinded by the Administrative Agent by notice to the Borrower and the Lenders.

(c) Any party hereto may change its address or email for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any Lender or Issuing Bank, by notice to the Borrower and the Administrative Agent). Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by email shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and, unless the Administrative Agent otherwise prescribes (and, as to any notices or other communications to or by any Loan Party, the Borrower agrees thereto), (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient; and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d) Each Lender and Issuing Bank is responsible for providing prompt notice to the Administrative Agent of any changes to the information set forth in its Administrative Questionnaire.

SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as set forth in paragraphs (c) and (d) below or in Section 2.08(d), 2.13(b) or 2.20, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower (and, in the case of any waiver, amendment or modification of Article IX hereof prior to the release of the guarantee of the Guarantor created thereunder, the Guarantor) and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver, amendment or modification of any condition precedent set forth in Section 4.02 or of any representation, covenant or Default shall not constitute an increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby, provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the default rate or change the amount of the default rate specified in Section 2.12(e), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender adversely affected thereby (it being understood that the waiver of any Default shall not constitute a postponement, reduction, waiver or excuse of any payment of principal, interest, fees or other amounts), provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the default rate or change the amount of the default rate specified in Section 2.12(e),

(iv) change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this paragraph or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided that, with the consent of the Required Lenders, the provisions of this paragraph and the definition of the term “Required Lenders” may be amended to include references to any new class of loans or commitments permitted to be created under this Agreement (or to lenders extending such loans or commitments), or (vi) release the Guarantor from its obligations under Article IX (other than as provided for in Section 9.02), without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all the Lenders or all the affected Lenders, if the consent of Lenders representing the Required Lenders to such Proposed Change is obtained, but the consent of any other Lender is not obtained (any such Lender whose consent is not obtained as described in this paragraph being referred to as a “Non-Consenting Lender”), then the Borrower shall have the right, but shall not be obligated, to replace such Non-Consenting Lender in accordance with the procedures set forth in Section 2.18(b).

(d) Notwithstanding any other provision hereof to the contrary:

(i) any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent, without the need of consent of any other Person, to cure any obvious error or any ambiguity, omission, defect or inconsistency so long as the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;

(ii) the LC Commitment of any Issuing Bank may be amended by an agreement in writing entered into by the Borrower and such Issuing Bank, without the need of consent of any other Person; and

(iii) an amendment to Annex I to this Agreement contemplated by the last sentence of the definition of the term “Applicable Rate” set forth on Annex I may be made pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Required Lenders; and

(iv) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (A) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of paragraph (b) above and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification, or (B) in the case of any amendment, waiver or other modification referred to in paragraph (b) above, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement at the time such amendment, waiver or other modification becomes effective and whose Commitment terminates by the terms and upon the effectiveness of such amendment, waiver or other modification.

(e) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall reimburse (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof, in each case whether or not the Transactions are consummated, provided that the Borrower will not be liable for the fees, charges and disbursements of more than one firm of counsel (and, if reasonably deemed necessary by the Administrative Agent, one firm of local counsel in each relevant jurisdiction), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder, provided that the Borrower will not be liable for the fees, charges and disbursements of more than one firm of counsel (and, if reasonably deemed necessary by the relevant Issuing Bank, one firm of local counsel in each relevant jurisdiction), and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights under or in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, provided that the Borrower will not be liable for the fees, charges and disbursements of more than one firm of counsel (and, if reasonably deemed necessary by the Administrative Agent, one firm of local counsel in each relevant jurisdiction) for the Administrative Agent, the Issuing Banks and the Lenders taken as a whole, except that, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Borrower of such conflict, the Borrower will be responsible for the reasonable and documented out-of-pocket fees, charges and disbursements of one additional firm of counsel (and, if reasonably deemed necessary by such Persons, one additional firm of such local counsel in each other relevant jurisdiction) for each group of affected Persons that are similarly situated.

(b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party (including each Arranger) of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the arrangement and the syndication of the credit facilities provided for herein, the execution and delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any Affiliate thereof; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses shall have resulted from (A) the gross negligence, willful misconduct or bad faith of such Indemnitee or any of its Related Parties, as determined by a court of competent jurisdiction in a final non-appealable judgment, (B) a material breach by such Indemnitee or any of its Related Parties of this Agreement, or (C) claims of one or more Indemnitee against another Indemnitee (other than claims against the Administrative Agent, other named agents or the Arrangers in their capacities as such) and not involving any act or omission of the Borrower or any of its Subsidiaries; provided that the Borrower will not be liable for the fees, charges and disbursements of more than one firm of counsel for the Indemnitees as a whole (and, if reasonably deemed necessary by the Indemnitees, one firm of local counsel in each other relevant jurisdiction for the Indemnitees as a whole), except that, in the case of an actual or perceived conflict of interest where any Indemnitee affected by such conflict informs the Borrower of such conflict, the Borrower will be responsible for the reasonable and documented fees, charges and disbursements of one additional firm of counsel (and, if reasonably deemed necessary by such Indemnitees, one additional firm of such local counsel in each other relevant jurisdiction) for each group of affected Indemnitees that are similarly situated. Each Indemnitee shall be obligated to refund and return promptly any and all amounts actually paid by the Borrower to such Indemnitee under this paragraph for any losses, claims, damages, penalties, liabilities or expenses to the extent such Indemnitee is subsequently determined, by a court of competent jurisdiction by final and nonappealable judgment, to not be entitled to payment of such amounts in accordance with the terms of this paragraph. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank, or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, shall have been incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower and each Indemnitee shall not assert, and each hereby waives, any claim against any Indemnitee or the Borrower or any of its Subsidiaries, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this paragraph shall affect the obligations of the Borrower under paragraph (b) above.

(e) All amounts due under this Section shall be payable promptly after written demand therefor, together with reasonable detail and supporting documentation.

SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), provided that (i) except in accordance with Section 6.02, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (and any attempted assignment or transfer not in compliance with the terms of this Section shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (but only to the extent expressly provided for in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or a Defaulting Lender) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or, if an Event of Default described in clause (a), (b), (c) or, with respect to the Borrower, (i) or (j) of Article VII has occurred and is continuing, any other assignee; provided further that the Borrower, in determining whether to give such consent, may reasonably consider, without limitation, the financial capability, the financial rating and location of a proposed assignee and any prior business relationships between the Borrower and a proposed assignee, provided that such determination shall be made by the Borrower in good faith and after consideration of all relevant factors; and

(B) the Administrative Agent and each Issuing Bank; provided that (x) no consent of the Administrative Agent shall be required for an assignment of a Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment and (y) no consent of any Issuing Bank shall be required for an assignment of a Competitive Loan.

(ii) Each Assignment and Assumption shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default described in clause (a), (b), (c) or, with respect to the Borrower, (i) or (j) of Article VII has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not apply to rights in respect of outstanding Competitive Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D) the assignee, if it is not already a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws and such assignee shall maintain the confidentiality of any Information it receives in accordance with Section 10.12; and

(E) the assignee shall have executed and delivered to the Administrative Agent and to the Borrower a Confidentiality Agreement.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption and Confidentiality Agreement delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, (unless the assignee is already a Lender) the assignee’s completed Administrative Questionnaire and a Confidentiality Agreement, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or a Defaulting Lender) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it) in compliance with this Section 10.04; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Lender shall not provide any information to the Participant concerning the Borrower and its Subsidiaries, the disclosure of which would be prohibited by Section 10.12, unless the Participant has executed a Confidentiality Agreement and delivered a copy thereof to the Borrower and the Administrative Agent and the Borrower has expressly consented to the delivery of confidential information to such Participant. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Lender shall be entitled to make a claim against the Borrower on behalf of any Participant to whom it has sold participations for the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)). Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18(b) with respect to any Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Treasury Regulation Section 5f.103-1(c). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(f) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any fee or any LC Disbursement payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facility provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether the Borrower is required to comply with Articles V and VI hereof, but excluding Sections 2.14, 2.15, 2.16, 10.03, 10.14 and 10.16, any expense reimbursement or indemnity provisions set forth in any other Loan Document and any other provisions of this Agreement that expressly survive the termination hereof), and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(e). In addition, notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, in the event that on the Maturity Date any Letter of Credit shall be a Backstopped Letter of Credit, then, unless on such date any unreimbursed LC Disbursement shall have been outstanding thereunder, such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether the Borrower is required to comply with Articles V and VI hereof, but excluding Sections 2.14, 2.15, 2.16, 10.03, 10.14, 10.16 and any expense reimbursement or indemnity provisions set forth in any other Loan Document and any other provisions of this Agreement that expressly survive the termination hereof), and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(e). The provisions of Sections 2.14, 2.15, 2.16, 10.03, 10.14 and 10.16 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the Transactions, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06. Counterparts; Integration; Effectiveness. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment letter entered into in connection with the credit facilities established hereunder and any commitment advices submitted in connection therewith. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Agreement, any other Loan Document and/or any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent or any Loan Party to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it (and for the avoidance of doubt, nothing herein shall require any Loan Party to deliver an executed counterpart of a signature page of this Agreement, any other Loan Document or any Ancillary Document that is an Electronic Signature); provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent and the Borrower have agreed to accept any Electronic Signature, the Administrative Agent, the Loan Parties, the Lenders and the Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any party hereto without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent, the Borrower or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Banks and the Loan Parties, Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, (B) agrees that each of the Administrative Agent, the Loan Parties, the Lenders and the Issuing Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (D) waives any claim against the Administrative Agent, any Loan Party, any Lender and any Issuing Bank for any losses, claims, damages or liabilities arising solely from the Administrative Agent’s, any Loan Party’s, any Lender’s or any Issuing Bank’s reliance on or use of Electronic Signatures and/or transmissions by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, damages or liabilities arising as a result of the failure of any of the parties hereto to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature; provided that nothing in this paragraph shall affect the obligations of the Borrower under Section 10.03(b).

SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08. No Reliance on Margin Stock. Each of the Lenders represents to the Administrative Agent and the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined exclusively in such United States District Court or, if that court does not have subject matter jurisdiction, such Supreme Court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the parties to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, members, partners, trustees, officers, employees and agents, including accountants, legal counsel and other advisors (collectively, the “Representatives”), on a need to know basis (it being agreed that any Representative to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms of this Section), (b) to the extent requested by any regulatory authority (including (i) any self-regulatory authority, such as the National Association of Insurance Commissioners and (ii) in connection with a pledge or assignment permitted under Section 10.04(d)), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) designated by the Loan Parties to any swap or derivative transaction relating to the Borrower and its obligations or (iii) any credit insurance provider relating to the Borrower and its obligations under this Agreement, provided that such actual or prospective assignee, Participant, counterparty or credit insurance provider first executes and delivers to the Borrower a Confidentiality Agreement, (g) with the written consent of the Borrower acting through a Financial Officer or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower, any of its Subsidiaries or their respective Representatives, provided that the source of such information was not known by the Administrative Agent or the applicable Issuing Bank or Lender, as the case may be, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Borrower or any of its Subsidiaries with respect to such information; provided that the Administrative Agent, the applicable Lender or the applicable Issuing Bank shall, in connection with any disclosure pursuant to clause (b) or (c) above (other than disclosure made in the course of a bank examination or any regulatory or self-regulatory examinations), give to the Borrower any notice that it is not prohibited from providing of the requirement of such disclosure. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees that it shall be responsible for any breach of this Section that results from the actions or omissions of its Representatives. For the purposes of this Section. “Information” means all information received from or on behalf of the Borrower, any of its Subsidiaries or their respective Representatives relating to the Borrower, its Subsidiaries or their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower, any of its Subsidiaries or their Representatives, provided that the source of such information was not known by the Administrative Agent, such Issuing Bank or such Lender, as the case may be, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Borrower or any of its Subsidiaries with respect to such information.

SECTION 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.14. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 10.15. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the Guarantor that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantor, which information includes the name and address of the Borrower and the Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the Guarantor in accordance with the USA PATRIOT Act.

SECTION 10.16. No Fiduciary Relationship. The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Lender Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Lender Party is acting solely in the capacity of an arm’s length contractual counterparty to the Loan Parties with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Loan Party or any other Person. The Borrower agrees that it will not assert any claim against any Lender Party based on an alleged breach of fiduciary duty by such Lender Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Lender Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Lender Parties shall have no responsibility or liability to the Borrower with respect thereto.

The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Lender Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Lender Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Lender Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Lender Party and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower and its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Lender Party will use confidential information obtained from the Borrower, any of its Subsidiaries or any of their respective Related Parties by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Lender Party of services for other companies, and no Lender Party will furnish any such information to other companies. The Borrower also acknowledges that no Lender Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

SECTION 10.17. Non-Public Information. Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Administrative Agent that (a) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, (b) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws and (c) it will maintain the confidentiality of any MNPI it receives in accordance with Section 10.12.

SECTION 10.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NORTHROP GRUMMAN CORPORATION

by	/s/ Todd B. Ernst
Name: Todd B. Ernst Title: Corporate Vice President and Treasuer

NORTHROP GRUMMAN SYSTEMS CORPORATION

by	/s/ Todd B. Ernst
Name: Todd B. Ernst Title: President and Treasurer

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

JPMORGAN CHASE BANK, N.A., individually and as an Issuing Bank, a Lender and the Administrative Agent,

by	/s/ Peter S. Predun
Name: Peter S. Predun Title: Executive Director

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

LENDER SIGNATURE PAGE TO

CREDIT AGREEMENT OF

THE NORTHROP GRUMMAN CORPORATION

Name of Institution (with each Institution that is a Lender and an Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

Wells Fargo Bank, National Association

by	/s/ Adam Spreyer
Name: Adam Spreyer
Title: Director

LENDER SIGNATURE PAGE TO

CREDIT AGREEMENT OF

THE NORTHROP GRUMMAN CORPORATION

Name of Institution:	MIZUHO BANK, LTD.

	by	/s/ Donna DeMagistris
		Name:	Donna DeMagistris
		Title:	Executive Director

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

LENDER SIGNATURE PAGE TO

CREDIT AGREEMENT OF

THE NORTHROP GRUMMAN CORPORATION

Name of Institution:	BNP Paribas

	by	/s/ Tony Baratta
		Name:	Tony Baratta
		Title:	Managing Director

For any Institution requiring a second signature line:

	By	/s/ Michael Hoffman
		Name:	Michael Hoffman
		Title:	Managing Director

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

LENDER SIGNATURE PAGE TO

CREDIT AGREEMENT OF

THE NORTHROP GRUMMAN CORPORATION

Name of Institution:	Credit Suisse AG, New York Branch

	By:	/s/ Komal Shah
		Name:	Komal Shah
		Title:	Authorized Signatory

	By:	/s/ Wing Yee Lee-Cember
		Name:	Wing Yee Lee-Cember
		Title:	Authorized Signatory

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

LENDER SIGNATURE PAGE TO

CREDIT AGREEMENT OF

THE NORTHROP GRUMMAN CORPORATION

Name of Institution:	GOLDMAN SACHS BANK USA

	by	/s/ Jonathan Dworkin
		Name:	Jonathan Dworkin
		Title:	Authorized Signatory

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

LENDER SIGNATURE PAGE TO

CREDIT AGREEMENT OF

THE NORTHROP GRUMMAN CORPORATION

Name of Institution:	SUMITOMO MITSUI BANKING CORPORATION

	by	/s/ Minxiao Tian
		Name:	Minxiao Tian
		Title:	Director

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

LENDER SIGNATURE PAGE TO

CREDIT AGREEMENT OF

THE NORTHROP GRUMMAN CORPORATION

Name of Institution:	The Toronto-Dominion Bank, New York Branch

	by	/s/ Maria Macchiaroli
		Name:	Maria Macchiaroli
		Title:	Authorized Signatory

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

LENDER SIGNATURE PAGE TO

CREDIT AGREEMENT OF

THE NORTHROP GRUMMAN CORPORATION

Name of Institution:	U.S. Bank National Association

	by	/s/ Steven L. Sawyer
		Name:	Steven L. Sawyer
		Title:	Senior Vice President

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

LENDER SIGNATURE PAGE TO

CREDIT AGREEMENT OF

THE NORTHROP GRUMMAN CORPORATION

Name of Institution:	Bank of America, N.A., as a Lender

	By	/s/ Prathamesh Kshirsagar
		Name:	Prathamesh Kshirsagar
		Title:	Director

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

LENDER SIGNATURE PAGE TO

CREDIT AGREEMENT OF

THE NORTHROP GRUMMAN CORPORATION

Name of Institution:	Morgan Stanley Bank, N.A.

	by	/s/ Michael King
		Name:	Michael King
		Title:	Authorized Signatory

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

Name of Institution:	MUFG Bank, Ltd.

	By	/s/ Victor Pierzchalski
		Name:	Victor Pierzchalski
		Title:	Authorized Signatory

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

LENDER SIGNATURE PAGE TO

CREDIT AGREEMENT OF

THE NORTHROP GRUMMAN CORPORATION

Name of Institution:	Australia and New Zealand Banking Group Limited

	by	/s/ Robert Grillo
		Name:	Robert Grillo
		Title:	Executive Director

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

LENDER SIGNATURE PAGE TO

CREDIT AGREEMENT OF

THE NORTHROP GRUMMAN CORPORATION

Name of Institution:	State Street Bank and Trust Company

	by	/s/ Kimberly Costa
		Name:	Kimberly Costa
		Title:	Vice President

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

LENDER SIGNATURE PAGE TO

CREDIT AGREEMENT OF

THE NORTHROP GRUMMAN CORPORATION

Name of Institution:	The Bank of New York Mellon

	by	/s/ Tak Cheng
		Name:	Tak Cheng
		Title:	Vice President

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

LENDER SIGNATURE PAGE TO

CREDIT AGREEMENT OF

THE NORTHROP GRUMMAN CORPORATION

Name of Institution:	THE BANK OF NOVA SCOTIA

	by	/s/ Catherine Jones
		Name:	Catherine Jones
		Title:	Managing Director

For any Institution requiring a second signature line:

by
Name:
Title:

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

LENDER SIGNATURE PAGE TO

CREDIT AGREEMENT OF

THE NORTHROP GRUMMAN CORPORATION

UniCredit Bank AG, New York Branch

by	/s/ M. Gilda Andrews
	Name:	M. Gilda Andrews
	Title:	Director

by	/s/ Peter Daugavietis
	Name:	Peter Daugavietis
	Title:	Director

[Signature Page to Credit Agreement of Northrop Grumman Corporation]

LENDER SIGNATURE PAGE TO

CREDIT AGREEMENT OF

THE NORTHROP GRUMMAN CORPORATION

Name of Institution:	First Abu Dhabi Bank USA N.V.

	by	/s/ Pamela Sigda
		Name:	Pamela Sigda
		Title:	Country CFO

For any Institution requiring a second signature line:

	by	/s/ David Young
		Name:	David Young
		Title:	Head of Americas Structured Finance

[Signature Page to Credit Agreement of Northrop Grumman Corporation]